Exhibit 10.2

LOAN AGREEMENT

Dated as of January 30, 2006

By and Between

200 SOUTH WACKER PROPERTY LLC,
as Borrower

and

LEHMAN BROTHERS BANK FSB,
as Lender

3.1.4	Litigation	25
3.1.5	Agreements	25
3.1.6	Consents	25
3.1.7	Title	25
3.1.8	No Plan Assets	25
3.1.9	Compliance	26
3.1.10	Financial Information	26
3.1.11	Condemnation	26
3.1.12	Utilities and Public Access	26
3.1.13	Separate Lots	26
3.1.14	Assessments	26
3.1.15	Enforceability	26
3.1.16	Assignment of Leases	27
3.1.17	Insurance	27
3.1.18	Licenses	27
3.1.19	Flood Zone	27
3.1.20	Physical Condition	27
3.1.21	Boundaries	27
3.1.22	Leases	28
3.1.23	Filing and Recording Taxes	28
3.1.24	Single Purpose	28
3.1.25	Tax Filings	32
3.1.26	Solvency	32
3.1.27	Federal Reserve Regulations	33
3.1.28	Organizational Chart	33
3.1.29	Bank Holding Company	33
3.1.30	No Other Debt	33
3.1.31	Investment Company Act	33
3.1.32	Access/Utilities	33
3.1.33	No Bankruptcy Filing	34
3.1.34	Full and Accurate Disclosure	34
3.1.35	Foreign Person	34
3.1.36	Fraudulent Transfer	34
3.1.37	No Change in Facts or Circumstances; Disclosure	34
3.1.38	Management Agreement	34
3.1.39	Perfection of Accounts	34
Section 3.2	Survival of Representations	35

IV.	BORROWER COVENANTS

Section 4.1	Borrower Affirmative Covenants	35
4.1.1	Existence; Compliance with Legal Requirements	35
4.1.2	Taxes and Other Charges	36
4.1.3	Litigation	36
4.1.4	Access to Property	36
4.1.5	Further Assurances; Supplemental Mortgage Affidavits	36

4.1.6	Financial Reporting	37
4.1.7	Title to the Property	38
4.1.8	Estoppel Statement	38
4.1.9	Leases	39
4.1.10	Alterations	41
4.1.11	Intentionally Omitted	41
4.1.12	Material Agreements	41
4.1.13	Performance by Borrower	41
4.1.14	Costs of Enforcement/Remedying Defaults	42
4.1.15	Business and Operations	42
4.1.16	Loan Fees	42
4.1.17	O&M Program	42
4.1.18	Intentionally Omitted	42
Unfunded Tenant Allowances		42
Section 4.2	Borrower Negative Covenants	42
4.2.1	Due on Sale and Encumbrance; Transfers of Interests	42
4.2.2	Liens	43
4.2.3	Dissolution	43
4.2.4	Change in Business	43
4.2.5	Debt Cancellation	43
4.2.6	Affiliate Transactions	43
4.2.7	Zoning	43
4.2.8	Assets	44
4.2.9	No Joint Assessment	44
4.2.10	Principal Place of Business	44
4.2.11	ERISA	44
4.2.12	Material Agreements	44

V.	INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1	Insurance	45
5.1.1	Insurance Policies	45
5.1.2	Insurance Company	49
Section 5.2	Casualty and Condemnation	49
5.2.1	Casualty	49
5.2.2	Condemnation	50
5.2.3	Casualty Proceeds	50
Section 5.3	Delivery of Net Proceeds	51
5.3.1	Minor Casualty or Condemnation	51
5.3.2	Major Casualty or Condemnation	51

VI.	RESERVE FUNDS

Section 6.1	Intentionally Omitted	54
Section 6.2	Tax Funds	54
6.2.1	Deposits of Tax Funds	54

6.2.2	Release of Tax Funds	55
Section 6.3	Insurance Funds	55
6.3.1	Deposits of Insurance Funds	55
6.3.2	Release of Insurance Funds	55
6.3.3	Waiver of Insurance Funds	55
Section 6.4	Capital Expenditure Funds	56
6.4.1	Deposits of Capital Expenditure Funds	56
6.4.2	Release of Capital Expenditure Funds	56
Section 6.5	Intentionally Omitted	57
Section 6.6	Lease Termination Rollover Funds	57
6.6.1	Deposits of Lease Termination Rollover Funds	57
6.6.2	Release of Lease Termination Rollover Funds	58
Section 6.7	Unfunded Tenant Allowances Fund	59
Section 6.8	Intentionally Omitted	60
Section 6.9	Application of Reserve Funds	60
Section 6.10	Security Interest in Reserve Funds	60
6.10.1	Grant of Security Interest	60
6.10.2	Income Taxes	60
6.10.3	Prohibition Against Further Encumbrance	60
Section 6.11	Letters of Credit	60
6.11.1	Delivery of Letters of Credit	60
Section 6.12	Provisions Regarding Letters of Credit	61
6.12.1	Security for Debt	61
6.12.2	Additional Rights of Lender	61

VII.	PROPERTY MANAGEMENT

Section 7.1	The Management Agreement	62
Section 7.2	Prohibition Against Termination or Modification	62
Section 7.3	Replacement of Manager	63

VIII.	PERMITTED TRANSFERS

Section 8.1	Permitted Transfer of the Property	63
Section 8.2	Permitted Transfers of Interest in Borrower	64

IX.	SALE AND SECURITIZATION OF MORTGAGE

Section 9.1	Sale of Mortgage and Securitization	65
Section 9.2	Securitization Indemnification	68

X.	DEFAULTS

Section 10.1	Event of Default	70
Section 10.2	Remedies	72
Section 10.3	Right to Cure Defaults	73

v

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of January 30, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), by and between LEHMAN BROTHERS BANK FSB, a federal stock savings bank, having an address at 399 Park Avenue, 8th Floor, New York, New York 10022 (“Lender”), and 200 SOUTH WACKER PROPERTY LLC, a Delaware limited liability company, having an address c/o Beacon Capital Partners, LLC at One Federal Street, 26th Floor, Boston, Massachusetts 02110 (“Borrower”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

I.                                         DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1            Definitions.  For all purposes of this Agreement, except as otherwise expressly provided:

“Accounts” shall have the meaning ascribed thereto in the Cash Management Agreement.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, (i) owns more than forty percent (40%) of such Person or (ii) is in control of, is controlled by or is under common ownership or control with such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” shall mean the agent under the Cash Management Agreement and any successor Eligible Institution thereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Security” shall have the meaning set forth in Section 4.1.10.

“Alteration Threshold” shall mean three percent (3%) of the outstanding principal amount of the Loan.

“Annual Budget” shall mean the operating and capital budget for the Property setting forth Borrower’s good faith estimate of Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and, to the extent applicable, any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

“Beacon Entity” shall mean Beacon Capital Strategic Partners IV, L.P., a Delaware limited partnership.

“Borrower” shall have the meaning set forth in the preamble to this Agreement, together with its permitted successors and assigns.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

“Capital Expenditures” for any period shall mean amounts expended for or in connection with replacements and alterations to the Property and required to be capitalized according to GAAP.

“Capital Expenditure Funds” shall have the meaning set forth in Section 6.4.1.

“Capital Expenditures Work” shall mean any labor performed or materials installed in connection with any Capital Expenditure.

“Cash Management Agreement” shall mean that certain Cash Management Agreement dated as of the date hereof among Lender, Borrower, Manager and Agent.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c).

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d).

“Clearing Account” shall have the meaning set forth in the Cash Management Agreement.

“Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement dated as of the date hereof among Lender, Borrower and Clearing Bank.

“Clearing Bank” shall mean Bank of America, N.A. and any successor Eligible Institution thereto.

“Closing Date” shall mean the date of funding the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Debt” shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if any) and interest payments under the Note and the Mezzanine Note, if any.

“Debt Service Coverage Ratio” shall mean the ratio of (i) Net Operating Income for the twelve (12) calendar month period immediately preceding the date of calculation to (ii) the projected Debt Service that would be due for the twelve (12) calendar month period immediately following such calculation; provided, that the “Debt Service Coverage Ratio” (x) with respect to the quarter ending March 31, 2006, shall be calculated by annualizing Net Operating Income for the three (3) calendar month period immediately preceding the date of calculation, (y) with respect to the quarter ending June 30, 2006, shall be calculated by annualizing Net Operating Income for the six (6) calendar month period immediately preceding the date of calculation and (z) with respect to the quarter ending September 30, 2006, shall be calculated by annualizing Net Operating Income for the nine (9) calendar month period immediately preceding the date of calculation.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) three percent (3%) above the Interest Rate.

“Deposit Account” shall have the meaning set forth in the Cash Management Agreement.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a).

“DSCR Trigger Event” shall mean that the Debt Service Coverage Ratio has dropped below 1.10:1.00.

“Elevator Renovation Program” shall mean the elevator modernization program for the elevators at the Property, which may include, among other things, replacement or upgrades of elevator cabs and controls.

“Eligible Account” shall mean an identifiable account which is separate from all other funds held by the holding institution that is either (a) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Report” shall mean that certain Report on ASTM Phase I Environmental Site Assessment, Drinking Water Sampling, Asbestos Survey and IAQ Assessment, 200 South Wacker Drive, Chicago, Illinois, prepared by Haley & Aldrich, Inc., File No. 32879-000, dated December 13, 2005.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“ERISA” shall have the meaning set forth in Section 4.2.11.

“Escrow Reserve Period” means any period commencing on the first Business Day after the occurrence of the Escrow Reserve Trigger Event through (i) if the Escrow Reserve Trigger Event was the occurrence of an Event of Default, the first Business Day after Lender’s determination, in its reasonable judgment, that such Event of Default no longer exists, and/or (ii) if the Escrow Reserve Trigger Event was a DSCR Trigger Event, the first Business Day after the Debt Service Coverage Ratio becomes equal to or greater than 1.10:1.00.

“Escrow Reserve Trigger Event” shall mean the occurrence and continuance of any one or more of the following events: (i) an Event of Default or (ii) a DSCR Trigger Event.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall have the meaning set forth in Section 9.1(c).

“Excusable Delay” shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

“Extraordinary Expense” shall mean an extraordinary operating expense or extraordinary capital expenditure incurred by Borrower which is not set forth in the Annual Budget.

“Fiscal Year” shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Revenue” shall mean, as calculated in accordance with GAAP, all revenue, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents (excluding Rents from Tenants more than ninety (90) days in arrears under their respective Leases), but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues as determined by Lender, proceeds from the sale or refinancing of the Property, security deposits (except to the extent reasonably determined by Lender to be properly utilized to offset a loss of Rent), refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), and any disbursements to Borrower from the Reserve Funds or any other reserve fund established by the Loan Documents.

“Guarantor” shall mean Beacon Entity in its capacity as guarantor under the Guaranty and as the indemnitor under the Environmental Indemnity, or any other Person approved by Lender (or, if a Securitization has occurred, approved by the Rating Agencies and reasonably approved by Lender).

“Guaranty” shall mean, collectively, the Guaranty of Recourse Obligations and the Limited Guaranty.

“Guaranty of Recourse Obligations” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Health Club Documents” shall have the meaning set forth in Section 3.1.24(c).

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests but excluding any preferred return or special dividend paid solely from, and to the extent of, excess cash flow after the payment of operating expenses, capital improvements and debt service on all indebtedness, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).

“Independent Director” shall have the meaning set forth in Section 3.1.24(p).

“Insolvency Opinion” shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof and delivered by Goulston & Storrs, P.C., in connection with the Loan.

“Insurance Funds” shall have the meaning set forth in Section 6.3.1.

“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).

“Interest Rate” shall mean a rate per annum equal to 5.525%.

“Investment Grade Rating” shall mean a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s.

“Late Payment Charge” shall have the meaning set forth in Section 2.3.4.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Real Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, other than (i) subleases or sub-subleases in which Borrower has no interest and (ii) easements, reciprocal easement agreements and similar agreements.

“Lease Termination Fee” shall have the meaning set forth in Section 6.6.1.

“Lease Termination Rollover Funds” shall have the meaning set forth in Section 6.6.1.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower as being intended to be of record, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lehman Brothers” shall have the meaning set forth in Section 9.2(b).

“Lehman Brothers Group” shall have the meaning set forth in Section 9.2(b).

“Lender” shall mean Lehman Brothers Bank FSB, together with its successors and assigns.

“Lender Indemnitees” shall have the meaning set forth in Section 11.13(b).

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall provide notice thereof to Borrower and if Borrower shall fail to provide Lender a replacement Letter of Credit from an Eligible Institution within ten (10) days from receipt of such written notice from Lender, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

“Liabilities” shall have the meaning set forth in Section 9.2(b).

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge of, on or affecting the Property or any portion thereof, or any interest therein or Borrower or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Limited Guaranty” shall mean that certain Limited Guaranty, dated as of the date hereof, from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan” shall mean the loan in the original principal amount of Ninety-Five Million Five Hundred Thousand and No/100 Dollars ($95,500,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Amount” shall mean $95,500,000.00.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Environmental Indemnity, the Guaranty, the Subordination of Management Agreement and any other documents now or hereafter executed and/or delivered by Borrower or its Affiliates in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Major Lease” shall mean any Lease (i) covering more than 30,000 square feet at the Property or (ii) made with a Tenant that is a Tenant under another Lease at the Property or that is an Affiliate of any other Tenant under a Lease at the Property, if the Leases together cover more than 30,000 square feet.

“Management Agreement” shall mean that certain Management Agreement dated as of January 18, 2006, by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property.

“Manager” shall mean BCSP IV Illinois Property Manager LLC, a Delaware limited liability company, or a wholly owned subsidiary thereof or any other manager approved in accordance with the terms and conditions of Section 7.3 hereof.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (i) the business, prospects, profits, operations or financial condition of Borrower, (ii) the ability of Borrower to perform its obligations under each Loan Document and to repay the principal and interest of the Debt as it becomes due and/or (iii) the enforceability or validity of any Loan Document or the perfection or priority of any Lien created under any of the Loan Documents.

“Material Agreements” means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property other than (i) the Management Agreement, (ii) the Leases, (iii) contracts or agreements for tenant improvements at the Property, provided such contracts or agreements are on commercially reasonable terms, (iv) service contracts, and (v) contracts and agreements (x) which are terminable on thirty (30) days’ or less notice without payment of any material termination fee or penalty, (y) under which Borrower is not obligated to pay more than $500,000 per annum or (z) under which Lender or its designee would not be directly or indirectly bound in the event that Lender or its designee succeeded to the ownership of the Property as the result of a foreclosure or a deed in lieu thereof.

“Maturity Date” shall mean February 11, 2011 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrower” shall mean the borrower under the Mezzanine Loan.

“Mezzanine Collection Account” shall have the meaning set forth in the Cash Management Agreement.

“Mezzanine Lender” shall mean the lender or lenders which may hereafter make the Mezzanine Loan to Mezzanine Borrower. The Mezzanine Lender shall at all times be a Qualified Mezzanine Lender.

“Mezzanine Loan” shall mean the mezzanine loan, if any, made by Mezzanine Lender to Mezzanine Borrower pursuant to the terms of Section 2.6 hereof, which Mezzanine Loan shall only be permitted in accordance with the terms of Section 2.6 hereof.

“Mezzanine Loan Agreement” shall mean the mezzanine loan agreement which evidences and governs the Mezzanine Loan between Mezzanine Lender and Mezzanine

Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Minimum Disbursement Amount” shall mean Twenty Five Thousand and No/100 Dollars ($25,000).

“Monthly Capital Expenditures Deposit” shall have the meaning set forth in Section 6.4.1.

“Monthly Debt Service Payment Amount” shall have the meaning set forth in Section 2.3.1.

“Monthly Payment Date” shall mean the eleventh (11th) day of every calendar month occurring during the term of the Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Operating Income” shall mean Gross Revenues less Operating Expenses.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f).

“Non-Reporting Event” shall mean the entire principal balance of the Loan has been placed into one or more Securitizations, and the issuers of all such Securitizations are no longer required to file periodic reports under the Exchange Act.

“Note” shall have the meaning set forth in Section 2.1.3.

“Notice” shall have the meaning set forth in Section 11.6.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower.

“Operating Agreements” shall mean any covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.

“Operating Expenses” shall mean, as calculated in accordance with GAAP, all costs and expenses relating to the operation, maintenance and management of the Property,

including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments and the annual management fee, but excluding actual Capital Expenditures, leasing costs, depreciation, amortization, Extraordinary Expenses, deposits required to be made to the Reserve Funds and Debt Service; provided, however, such costs and expenses shall be subject to adjustment by Lender to normalize such costs and expenses.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Parking Lease” shall mean that certain Lease dated as of May 28, 1981, as amended by that certain First Amendment to Lease dated as of June 6, 1991, between Borrower and Mercantile Financial Center, LLC, an Illinois limited liability company (successor in interest to LaSalle National Bank, not personally, but as Trustee under Trust Agreement dated May 15, 1981 and known as Trust No. 103973 and LaSalle National Bank, not personally, but as Trustee under Trust Agreement dated May 10, 1981 and known as Trust No. 104020), relating to a certain garage space located at 250 South Wacker Drive, Chicago, Illinois.

“Otherwise Rated Insurer” shall have the meaning set forth in Section 5.1.2.

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority not yet due or delinquent, (iv) Leases and equipment leases (or equipment lease financings) existing as of the date hereof, (v) Leases and equipment leases (or equipment lease financings) entered into after the date hereof in accordance with the terms of the Loan Documents, and (vi) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Permitted Transferee” shall mean any of the following entities (for purposes of this definition, “control” means the ability to control the day to day and general management decisions regarding the Property):

(i)            a pension fund, pension trust or pension account that immediately prior to such transfer (a) owns, directly or indirectly, total real estate assets of at least $800,000,000 and (b) is managed by a Person who controls at least $800,000,000 of real estate assets;

(ii)           a pension fund advisor who (a) immediately prior to such transfer, controls, directly or indirectly, at least $800,000,000 of real estate assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition;

(iii)          an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, determined as of a date no more than six (6) months prior to the date of the transfer of at least $400,000,000 and (b) who, immediately prior to such transfer, controls, directly or indirectly, real estate assets of at least $800,000,000;

(iv)          a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $400,000,000 and (b) who, immediately prior to such transfer, controls, directly or indirectly, real estate assets of at least $800,000,000;

(v)           any Person (a) with an Investment Grade Rating from each of the Rating Agencies, (b) who has a net worth, determined as of a date no more than six (6) months prior to the date of such transfer, of at least $400,000,000 and (c) who, immediately prior to such transfer, controls, directly or indirectly, real estate assets of at least $800,000,000; or

(vi)          any Person in which fifty one percent (51%) of the ownership interests are owned directly or indirectly by any of the entities listed in subsections (i) through (v) of this definition of “Permitted Transferee”, or any combination of more than one such entity, and which is controlled directly or indirectly by such entity or entities.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Physical Condition Report” shall mean that certain physical condition report set forth on Schedule VII hereto.

“Policies” shall have the meaning specified in Section 5.1.1(b).

“Prepayment Date” shall mean the date on which the Loan is fully or partially prepaid in accordance with the terms hereof.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

“Property” shall mean the parcel of real property located at 200 S. Wacker Drive in Chicago, Illinois, the Improvements thereon and all personal property owned by Borrower,

and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described on the Granting Clause of the Mortgage.

“Purchase Agreement” shall mean that certain Purchase and Sale Agreement, dated as of November 23, 2005, between 200 South Wacker Drive, L.L.C., as seller, and Borrower, as purchaser, as amended by four (4) amendments dated as of December 13, 2005, December 21, 2005, January 9, 2006, and January 17, 2006.

“Qualified Manager” shall mean a property manager which manages at least 6,000,000 square feet of Class A office space in major metropolitan areas, at least 1,500,000 square feet of which shall be located in the Chicago Metropolitan area (excluding the Property).

“Qualified Mezzanine Lender” shall mean one or more of the following: (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, which is regularly engaged in the business of making or owning loans of similar types to the Mezzanine Loan or the Loan, (iii) a Qualified Trustee in connection with a securitization of, or the creation of collateralized debt obligations (“CDO”) secured by or financing through an “owner trust” of, the Mezzanine Loan, so long as (A) the special servicer or manager of such securitization, CDO or trust has the Required Special Servicer Rating, (B) the “controlling class” of such securitization vehicle is held by a Qualified Mezzanine Lender and (C) the operative documents of the related securitization vehicle, CDO or financing must require that (1) the “controlling class” or “equity interest” in such securitization vehicle or CDO are owned by a Qualified Transferee or a Permitted Investment Fund and (2) if any of the relevant trustee, special servicer, manager or controlling class fails to meet the requirements of such clause, such entity must be replaced by a qualifying entity within 30 days, (iv) an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a Qualified Mezzanine Lender or a Permitted Fund Manager acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: a Qualified Mezzanine Lender, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934 (provided each institutional “accredited investor” or “qualified institutional buyer” meets the test set forth in clause (vi) (A) below), as amended, (v) any other lender or entity (including any opportunity funds) regularly engaged in the business of making mezzanine loans which has been approved as a Qualified Mezzanine Lender hereunder by the Rating Agencies, or (vi) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) of this definition, and as to each of the entities described in clauses (i), (ii) and (vi) provided such entity (A) has total assets (in name or under management) in excess of $1,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $500,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial real property or (vii) any entity controlled (as defined below) by any one or more of the entities described in clause (i) through (vi) of this definition. For purposes of this definition only, “control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interest of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. A “Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of S&P and either Fitch or Moody’s (provided, however, if the Loan has been securitized, the rating requirement of any agency not a Rating Agency will be disregarded). “Required Special Servicer Rating” means a special servicer rating of “CSS1” in the case of Fitch, a servicer on its approved list of special servicers in the case of S&P and, in the case of Moody’s, a special servicer that is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the six month period prior to the date of determination and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities (provided, however, the requirement of any agency not a Rating Agency shall be disregarded). “Permitted Fund Manager” means any entity which is not subject to a bankruptcy proceeding and (a) as determined by Lender has been approved from time to time by the Rating Agencies as the general partner, managing member or fund manager of a Permitted Investment Fund, or (b) is a nationally - recognized manager of investment funds investing in debt or equity interests relating to commercial real estate which is investing through a fund which has committed capital of at least $500,000,000.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event.

“Real Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Registration Statement” shall have the meaning set forth in Section 9.2(b).

“Regulation AB” means Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Related Loan” means a loan made to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan.

“Related Property” means a parcel of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to one or more Properties.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rent Deficiency” shall have the meaning set forth in Section 6.6.2.

“Rents” shall mean all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or Manager from any and all sources arising from or attributable to the Property.

“Replacement Lease” shall have the meaning set forth in Section 6.6.2.

“Reserve Funds” shall mean, collectively, Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Lease Termination Rollover Funds and Unfunded Tenant Allowance Funds.

“Restoration” shall have the meaning set forth in Section 5.2.1.

“Restoration Threshold” shall mean three percent (3%) of the outstanding principal amount of the Loan.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a).

“Securities” shall have the meaning set forth in Section 9.1(a).

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1(a).

“Servicer” shall have the meaning set forth in Section 11.24.

“Servicing Agreement” shall have the meaning set forth in Section 11.24.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).

“Significant Obligor” has the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Specified Sections” shall have the meaning set forth in Section 9.2(b).

“SPC Party” shall have the meaning set forth in Section 3.1.24(o).

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Subordination of Management Agreement” shall mean that certain Subordination of Property Management Agreement and Management Fees, dated as of the date hereof, among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Survey” shall mean the survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax Funds” shall have the meaning set forth in Section 6.2.1.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Termination Space” shall have the meaning set forth in Section 6.6.1.

“Terrorism Coverage Amount” shall have the meaning set forth in Section 5.1.1(a)(xi).

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the lien of the Mortgage.

“Transfer” shall have the meaning set forth in the Mortgage.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b).

“Unfunded Tenant Allowances” shall mean the amounts specifically set forth in any Lease as a payment to or on behalf of, or a reimbursement due to, a tenant from Borrower, and specifically set forth on Schedule VI.

“Unfunded Tenant Allowance Account” shall have the meaning set forth in Section 6.7 hereof.

“Unfunded Tenant Allowance Reserve Funds” shall have the meaning set forth in Section 6.7 hereof.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“UTA Leases” shall have the meaning set forth in Section 6.7.

“Yield Maintenance Premium” shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through November 11, 2010 determined by discounting such payments at the Discount Rate. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating November 11, 2010. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

Section 1.2            Principles of Construction.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II.                                     THE LOAN

Section 2.1            The Loan.

2.1.1       Agreement to Lend and Borrow.  Subject to and upon the terms and conditions set forth herein, Lender has made the Loan to Borrower and Borrower has accepted the Loan from Lender.

2.1.2       Single Disbursement to Borrower.  Borrower shall receive no further borrowings hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3       The Note.  The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Ninety-Five Million Five Hundred Thousand and No/100 Dollars ($95,500,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4       Use of Proceeds.  Borrower shall use proceeds of the Loan to (i) acquire the Property, including, without limitation, acquisition transaction costs, (ii) pay and discharge any existing loans relating to the Property, (iii) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (iv) deposit the Reserve Funds, to the extent applicable, (v) pay costs and expenses incurred in connection with the closing of the Loan incurred by Lender, (vi) fund any working capital requirements of the Property, as approved by Lender and (vii) retain the balance, if any.

2.1.5       Components.  Lender shall have the right from time to time prior to a Securitization to modify the Loan in order to create components of the Note and/or component notes, to reduce the number of components and/or component notes, to reallocate the principal balances of the components and/or the component notes or to eliminate any component structure of the Loan provided that (a) the total principal balance of the Loan immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification, (b) the weighted average of the interest rates for all components of the Loan at all times after the effective date of such modification equals the weighted average of the interest rates for all components immediately prior to such modification (except following the application of Net Proceeds as provided in Section 2.4.2 below), and (c) there are no other changes to the economic terms of the Loan Documents, or any increase in Borrower’s obligations or decrease in Borrower’s rights under the Loan Documents. Lender shall have the right to modify the Note and the components in accordance with this Section 2.1.5 upon prior notice to Borrower (in which event such modification shall then be deemed effective). Lender shall provide certified copies of any modification of the Note and the components to Borrower. If requested by Lender, Borrower shall promptly execute an amendment to this Agreement and the Note to evidence such modification.

Section 2.2            Interest Rate.

2.2.1       Interest Rate.  Interest on the outstanding principal balance of the Loan shall accrue from the date hereof up to but excluding the Maturity Date at the Interest Rate.

2.2.2       Intentionally Omitted.

2.2.3       Default Rate.  In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4       Interest Calculation.  Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the period from the eleventh (11th) day of the calendar month immediately prior to such Monthly Payment Date through and including the tenth (10th) day of the calendar month in which such Monthly Payment Date occurs.

2.2.5       Usury Savings.  This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3            Loan Payments.

2.3.1       Payment Before Maturity Date.  Commencing on the Monthly Payment Date occurring in March 2006 and on each Monthly Payment Date thereafter to and including the Maturity Date, Borrower shall make a payment (the “Monthly Debt Service Payment Amount”) to Lender of interest only in arrears at the Interest Rate based on the outstanding amount of the Loan. Provided no Event of Default shall have occurred and be continuing, each payment shall be applied to the accrued and unpaid interest on the Loan.

2.3.2       Intentionally Omitted.

2.3.3       Payment on Maturity Date.  Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.4       Late Payment Charge.  If any principal, interest or any other sum due Lender under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law (a “Late Payment Charge”) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents.

2.3.5       Method and Place of Payment.  (a)  Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Solely for purposes of determining whether an Event of Default has occurred or a Late Payment Charge is payable, payments from the Accounts shall be deemed to be made, provided sufficient funds are on deposit in the Accounts for the purposes intended on the date such payments are due and Borrower has not attempted to prevent or delay any disbursement by Agent of any such amounts from the Accounts.

(b)           Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the Business Day immediately preceding such day.

(c)           All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

2.3.6       Payments After Event of Default.  Any amounts received by Lender following the occurrence and continuance of an Event of Default shall be applied by Lender toward the payment of interest and/or principal of Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall deem proper.

Section 2.4            Prepayments.

2.4.1       Voluntary Prepayments.  Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Borrower may, at its option, prepay the Debt in whole (but not in part), provided the following conditions are satisfied: (a) no Event of Default has occurred and is continuing; (b) Borrower provides Lender with not less than fifteen (15) days prior notice of the date of such prepayment (or such shorter period of time as may be permitted by Lender in its sole discretion); (c) such prepayment is made on a Monthly Payment Date; (d) if such prepayment is made prior to the Monthly Payment Date in November 2010, Borrower shall also pay to Lender the Yield Maintenance Premium; provided, however, if such prepayment is made on or after the Monthly Payment Date in November 2010, no Yield Maintenance Premium shall be payable by Borrower to Lender; and (e) if any prepayment is received by Lender on a date other than a Monthly Payment Date, such prepayment shall include interest which would have accrued thereon to the next Monthly Payment Date and such amounts (i.e., principal and interest prepaid by Borrower) shall be held by Lender as collateral security for the Loan in an interest bearing account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower, and such amounts prepaid shall be applied to the Loan on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.

2.4.2       Mandatory Prepayments.  On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender is not required to make such Net Proceeds available to Borrower for a Restoration in accordance with Section 5.3 hereof, Borrower shall, at Lender’s option, prepay the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such Net Proceeds together with interest that would have accrued on such amounts through the next Monthly Payment Date and shall have the option to prepay the remaining outstanding principal balance of the Loan together with accrued interest thereon within 180 days of Lender’s determination to apply Net Proceeds to the Loan. The full amount of any such prepayment shall be applied to the Loan and any amount of such prepayment in excess of that required to pay the Debt in full shall be distributed in the following order of priority: (i) if any portion of the Mezzanine Loan, if any, is outstanding, to the Mezzanine Lender to be applied in accordance with the Mezzanine Loan Agreement, and (ii) if no portion of any Mezzanine Loan is outstanding, to Borrower. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date.

2.4.3       Prepayments After Default.  If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay to Lender the outstanding principal balance of the Loan, all accrued and unpaid interest thereon, all other amounts payable under the Loan Documents, plus, if any such prepayment is made prior to November 11, 2010, a payment equal to the greater of (a) one percent (1%) of the outstanding principal amount being prepaid or (b) the Yield Maintenance Premium. The full amount of any such prepayment shall be applied by Lender toward the payment of interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall deem proper.

Section 2.5            Release.

2.5.1       Release of Property.  Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Mortgage on the Property. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note, this Agreement and the other Loan Documents, release or assign (without recourse, representation or warranty) the Liens of the Mortgage and other Loan Documents on the Property.

Section 2.6            Permitted Mezzanine Loan.

2.6.1       Mezzanine Loan.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, on or after February 11, 2008, Mezzanine Borrower shall be permitted to incur the Mezzanine Loan provided the following conditions are satisfied:

(i)            Lender receives written notice from Borrower that Mezzanine Borrower intends to incur the Mezzanine Loan at least thirty (30) days prior to the closing of such Mezzanine Loan.

(ii)           No Event of Default has occurred and is continuing on the date Lender receives notice of such Mezzanine Loan and on the date that Mezzanine Lender makes the Mezzanine Loan to Mezzanine Borrower.

(iii)          The principal amount of the Mezzanine Loan shall not exceed Ten Million Dollars ($10,000,000), and the full amount of the proceeds from the Mezzanine Loan shall be used solely to improve the Property.

(iv)          The Mezzanine Lender that makes the Mezzanine Loan shall be a Qualified Mezzanine Lender.

(v)           The Debt Service Coverage Ratio, calculated as of the last day of the month immediately preceding the date of the closing of the Mezzanine Loan, will not be less than 1.25:1.00 (which calculation shall include the prospective debt service on the Mezzanine Loan).

(vi)          The loan-to-value ratio, the numerator of which is the sum of (A) the outstanding principal amount of the Loan and (B) the principal amount of the Mezzanine Loan, and the denominator of which is equal to the then current appraised value of the Property (based on updated appraisal obtained by Borrower at Borrower’s sole cost and expense and reasonably acceptable to Lender), shall be no greater than eighty percent (80%).

(vii)         The Mezzanine Loan shall be subject to the approval of the Lender, not to be unreasonably withheld, and, if all or any portion of the Loan has been included in a Securitization, Borrower shall have delivered to Lender a Rating Agency Confirmation with respect to the Mezzanine Loan.

(viii)        The collateral for the Mezzanine Loan shall include only pledges of the equity interests in Borrower, any accounts established under a separate mezzanine cash management arrangement (which shall not include the Accounts, and shall not include any portion of the Property or any other collateral securing the Loan), and one or more guaranties (other than from Borrower).

(ix)           The Mezzanine Loan shall be subordinate in all respects to the Loan.

(x)            The Mezzanine Loan shall not be cross-defaulted or cross-collateralized with any other properties or loans (other than the Loan).

(xi)           Mezzanine Lender shall enter into an intercreditor agreement with Lender in form and substance reasonably acceptable to Lender and meeting then current Rating Agency criteria.

(xii)          The Mezzanine Loan shall be coterminous with the Loan.

(xiii)         If the Mezzanine Loan bears interest at a variable rate, the Mezzanine Borrower shall have obtained and shall maintain during the term of the Loan an interest rate cap from a counterparty reasonably acceptable to Lender and the Rating Agencies with a fixed strike price and an interest rate spread such that the blended, weighted average interest rate of (A) the aggregate of such strike price and such spread and (B) the Interest Rate is no greater than eight and a quarter percent (8.25%) per annum.

(xiv)        If the Mezzanine Loan bears interest at a fixed rate, the blended, weighted average interest rate of (A) such fixed rate and (B) the Interest Rate shall be no greater than eight and a quarter percent (8.25%) per annum.

(xv)         Interest shall be due and payable monthly in the same manner as the Loan and, if the Mezzanine Loan is a variable rate loan, such spread shall not be subject to adjustment, or, if the Mezzanine Loan is a fixed rate loan, such interest rate shall not be subject to adjustment.

(xvi)        Mezzanine Borrower satisfies such other conditions as are customary in connection with mezzanine loans and delivers such other documents, agreements, certificates and legal opinions (including but not limited to a revised Insolvency Opinion which shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies) as Lender shall reasonably request;

(xvii)       Borrower shall execute any amendments to the Loan Documents that Lender shall reasonably require in order to evidence the Mezzanine Loan and any opinions that Lender shall reasonably require in connection with such amendments, including, without limitation, applicable due execution and enforceability opinions.

(xviii)      the Mezzanine Borrower and any other pledgors, if any, of interests in Borrower, shall be structured into the organizational structure of Borrower in a manner such as not to adversely affect the bankruptcy remote nature of Borrower and shall comply with Rating

Agency criteria, and all organizational documents of Borrower shall be revised to the reasonable satisfaction of Lender.

(xix)         All reasonable costs and expenses (including reasonable attorneys’ fees and any fees charged by the Rating Agencies and any servicers) incurred by Lender in connection with this Section 2.6 shall be paid by Borrower.

III.                                 REPRESENTATIONS AND WARRANTIES

Section 3.1            Borrower Representations.  Borrower represents and warrants that:

3.1.1       Organization.  (a) Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

(b)           Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 4073309. Borrower’s federal tax identification number is 57-1227334. Borrower is not subject to back-up withholding taxes.

3.1.2       Proceedings.  This Agreement and the other Loan Documents to which Borrower or any of its Affiliates is a party have been duly authorized, executed and delivered by Borrower and/or any such Affiliates and constitute a legal, valid and binding obligation of Borrower and/or any such Affiliates, enforceable against Borrower and/or any such Affiliates in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3       No Conflicts.  The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4       Litigation.  There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

3.1.5       Agreements.  To the best of Borrower’s knowledge, Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would materially adversely affect its performance hereunder.

3.1.6       Consents.  No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower or those, the failure to obtain, would not have a Material Adverse Effect.

3.1.7       Title.  Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage and Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected lien on the Real Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all Leases and, to the extent such security interests may be perfected by the filing of financing statements, all personalty, all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no mechanics’, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Loan Agreement, materially and adversely affect the value of the Property, materially impair the use or operations of the Property or impair Borrower’s ability to pay its obligations in a timely manner.

3.1.8       No Plan Assets.  As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans.

3.1.9       Compliance.  To the best of Borrower’s knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and Prescribed Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

3.1.10     Financial Information.  To the best of Borrower’s knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender, in its capacity as “lender” hereunder, by Borrower in respect of the Property are true, complete and correct in all material respects. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.1.11     Condemnation.  To the best of Borrower’s knowledge, no Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12     Utilities and Public Access.  The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities reasonably adequate to service the Property for its intended uses.

3.1.13     Separate Lots.  The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

3.1.14     Assessments.  To the best of Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15     Enforceability.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.16     Assignment of Leases.  The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to Permitted Encumbrances and a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including, without limitation, the right to operate the Property. No Person other than Borrower and Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.17     Insurance.  Borrower has obtained and has delivered to Lender certificates of insurance, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies with respect to the Property or Borrower, and none of Borrower, its Affiliates or, to the best of Borrower’s knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18     Licenses.  To the best of Borrower’s knowledge, all material permits and approvals, including without limitation, certificates of occupancy (if applicable) required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.

3.1.19     Flood Zone.  None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

3.1.20     Physical Condition.  Except as may otherwise be disclosed in the Physical Condition Report and the Environmental Report delivered to Lender in connection with the underwriting of the Loan, to the best of Borrower’s knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21     Boundaries.  Except as may otherwise be shown on the Survey, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

3.1.22     Leases.  Borrower represents and warrants to Lender with respect to the Leases (except as may otherwise be disclosed in any Tenant or seller estoppel certificate delivered to Lender on or prior to the date hereof) that: (a) the rent roll with respect to the Property attached hereto as Schedule I is true, complete and correct and the Property is not subject to any Leases other than the Leases described in Schedule I, (b) the Leases identified on Schedule I are in full force and effect and, to the best of Borrower’s knowledge and except as set forth on Schedule I, there are no material defaults thereunder by either party, (c) the copies of the Leases delivered to Lender are true and complete, (d) except as set forth on Schedule I, no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under each Lease has been performed as required (other than work which is not required to be completed as of the Closing Date) and, to the best of Borrower’s knowledge, has been accepted by the applicable Tenant, (f) except as set forth on Schedule I, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant, and (g) all security deposits are being held in accordance with Legal Requirements.

3.1.23     Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Mortgage.

3.1.24     Single Purpose.  Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

(a)           Borrower does not own and will not own any asset or property other than (i) the Property, (ii) incidental personal property necessary for the ownership or operation of the Property and (iii) Permitted Investments, cash and cash equivalents.

(b)           Borrower will not engage in any business other than the ownership, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

(c)           Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any such constituent party, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than any such party, and Borrower represents and warrants that the terms and conditions of the Lease and Master Supervisory Agreement entered into between Borrower and one or more of its Affiliates relating to the health club facilities at the Property (collectively, the “Health Club Documents”) meet the requirements of this clause (c) in light of the economics of the health club facilities at the Property and the REIT rules affecting (directly or indirectly) Borrower.

(d)           Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt, (ii) unsecured trade payables and operational debt not evidenced by a note and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property; provided that any Indebtedness incurred pursuant to subclauses (ii) and (iii) shall be (x) not more than sixty (60) days past due, (y) incurred in the ordinary course of business and (z) not more than three percent (3%) of the outstanding principal amount of the Loan at any one time. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property, except that any permitted equipment financing or equipment lease may be secured by such equipment.

(e)           Borrower has not made and will not make any loans or advances to any other Person (including any Affiliate or constituent party), and shall not acquire obligations or securities of its Affiliates or owners.

(f)            Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(g)           Borrower has done or caused to be done and will do all things necessary to observe all applicable organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower without the prior consent of Lender in any manner that (i) violates or is inconsistent with any of the single purpose covenants set forth in this Section 3.1.24, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent.

(h)           Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower’s assets will not be listed as assets on the financial statement of any other Person, provided, however, Borrower’s assets may be included in a consolidated financial statement of any Affiliate provided that (i) inclusion on such consolidated financial statement is in accordance with the requirements of GAAP (or such other accounting method reasonably acceptable to Lender), (ii) such consolidated financial statement shall contain a footnote to the effect that Borrower’s assets are owned by Borrower and (iii) such assets are listed on Borrower’s own separate balance sheet. Borrower will file its own tax returns unless Borrower is a tax-disregarded entity not required to file tax returns under applicable law and if Borrower is a corporation will not file a consolidated federal income tax return with any other Person. Borrower shall maintain its books, records, resolutions and agreements as official records.

(i)            Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)            Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(k)           Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower.

(l)            Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

(m)          Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n)           Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)           (i) If Borrower is a limited partnership or a limited liability company (other than a single member limited liability company), each general partner or managing member (each, an “SPC Party”) shall be a corporation whose sole asset is its interest in Borrower and each such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.24 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of an SPC Party from Borrower, Borrower shall immediately appoint a new SPC Party whose articles of incorporation are substantially similar to those of such SPC Party and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

(ii)           If Borrower is a single member Delaware limited liability company, Borrower shall at all times have either a Delaware corporation or two (2) Independent Directors as Borrower’s springing member(s) which, upon the dissolution of the sole member of Borrower or the withdrawal or the disassociation of the sole member from Borrower, shall immediately become the sole member(s) of Borrower.

(p)           Borrower shall at all times cause there to be at least two duly appointed members of the board of directors of each SPC Party (if any) or, if Borrower is a single member Delaware limited liability company, at least two duly appointed managers of Borrower who in each case are provided by a nationally recognized company that provides professional independent directors (each, an “Independent Director”) who shall not have been at the time of such individual’s appointment or at any time while serving as a director of such SPC Party or manager of such Borrower, and may not have been at any time during the preceding five years

(i) a stockholder, director (other than as an Independent Director of such SPC party), officer, manager (other than as Independent Director of Borrower, if Borrower is a single member limited liability company), employee, partner, member, attorney or counsel of such SPC Party, Borrower or any Affiliate of any of them, (ii) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with such SPC Party, Borrower or any Affiliate of either of them (other than a Person provided to serve as Independent Director by a company that provides professional independent directors or other general corporate services to Borrower, such SPC Party or any Affiliate of either of them), (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. A natural person who satisfies the foregoing definition except for being the independent director or manager of an Affiliate of Borrower and/or of a SPC Party shall not be disqualified from serving as an Independent Director of Borrower or SPC Party, as applicable, if such Affiliate is a special purpose entity that does not own a direct or indirect equity interest in Borrower or any co-borrower with Borrower, if any, and if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities substantially similar to those set forth in this Section 3.1.24.

(q)           Borrower shall not cause or permit the board of directors of any SPC Party or Borrower to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock or under any organizational document of Borrower or SPC Party, requires a unanimous vote of the board of directors of SPC Party and/or Borrower unless at the time of such action there shall be at least two members who are each an Independent Director.

(r)            Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all material respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of Borrower and any SPC Party.

(s)           Borrower will not permit any Affiliate or constituent party independent access to its bank accounts, other than Manager (including its authorized employees) in accordance with the Management Agreement.

(t)            Borrower shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(u)           Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

(v)           Borrower shall allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including for shared office space and for services performed by any employee of an Affiliate.

(w)          Borrower shall not pledge its assets for the benefit of any other Person (other than (x) to Lender with respect to the Loan and (y) equipment secured by permitted equipment financings or equipment leases) and Borrower shall not engage in any sale or transfer of its assets outside the ordinary course of its business or in violation of this Agreement and the other Loan Documents.

(x)            Borrower shall not buy or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities).

(y)           Borrower shall not form, acquire or hold any subsidiary or own any equity interest in any other entity.

(z)            Neither Borrower nor SPC Party shall, without the affirmative vote of the managing member and the board of directors of Borrower or of such SPC Party, as applicable, including both Independent Directors of Borrower or of SPC Party, as applicable:

(i)            File or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, on behalf of Borrower or of SPC Party;

(ii)           Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for SPC Party or Borrower or a substantial portion of either of their properties;

(iii)          Make any assignment for the benefit of the creditors of SPC Party or Borrower; or

(iv)          Take any action in furtherance of any of the foregoing.

3.1.25     Tax Filings.  To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26     Solvency.  Borrower (a) has not entered into this transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

3.1.27     Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28     Organizational Chart.  The organizational chart attached as Schedule III hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

3.1.29     Bank Holding Company.  Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30     No Other Debt.  Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.

3.1.31     Investment Company Act.  Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.32     Access/Utilities.  All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property or are the subject of recorded access easements for the benefit of the Property. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

3.1.33     No Bankruptcy Filing.  Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

3.1.34     Full and Accurate Disclosure.  To the best of Borrower’s knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which materially adversely affects, or is reasonably likely to materially adversely affect, the Property, Borrower or its business, operations or condition (financial or otherwise).

3.1.35     Foreign Person.  Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.1.36     Fraudulent Transfer.  Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The assets of Borrower do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts reasonably expected to be payable on or in respect of its obligations).

3.1.37     No Change in Facts or Circumstances; Disclosure.  To the best of Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of Borrower or the Property.

3.1.38     Management Agreement.  All of the representations and warranties with respect to the Management Agreement set forth in Article VII of this Agreement are true and correct in all respects.

3.1.39     Perfection of Accounts.  Borrower hereby represents and warrants to Lender that upon the execution and delivery of the Cash Management Agreement by all parties thereto:

(a)           This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts (as defined in the Cash Management Agreement) in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers (other than as expressly provided in Section 9-320 of the UCC) from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts;

(b)           The Accounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code, as set forth in the Cash Management Agreement;

(c)           Pursuant and subject to the terms of the Cash Management Agreement, Agent has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Accounts and all cash, securities, instruments or other financial assets at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d)           The Accounts are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Agent’s complying with instructions with respect to the Accounts from any Person other than Lender.

Section 3.2            Survival of Representations.

The representations and warranties set forth in Section 3.1 shall survive, and any covenants contained in Section 3.1 shall continue, for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

IV.                                BORROWER COVENANTS

Section 4.1            Borrower Affirmative Covenants.  Borrower hereby covenants and agrees with Lender from and after the date hereof and until the full payment and performance of all obligations under the Loan Documents, that:

4.1.1       Existence; Compliance with Legal Requirements.  Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Property, including, without limitation, Prescribed Laws. Notwithstanding the foregoing, after prior notice to Lender, Borrower, at its own expense, may suspend such compliance and contest by appropriate legal proceeding, conducted in good faith and with due diligence, the validity or applicability of any Legal Requirements to Borrower and/or the Property, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) Borrower shall establish to Lender’s reasonable satisfaction that neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof comply with such resulting Legal Requirements, and shall pay all costs, interest and penalties which may be payable in connection therewith; and (v) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to 100% of the amount of all damages, costs, interest and penalties that may be assessed against

Borrower as a result of such non-compliance, as reasonably determined by Lender, less any amount that Borrower has paid to any Governmental Authority in connection with such contest as security for the payment of such damages, costs, interest and penalties.

4.1.2       Taxes and Other Charges.  Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property other than Permitted Encumbrances. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (vi) to the extent that Borrower has not paid to the applicable taxing authority the full amount of the contested Taxes or Other Charges or if Borrower is paying Taxes to Lender pursuant to Section 6.2 hereof and has requested Lender to not pay the contested amount of the Taxes during the continuance of the legal proceeding (in which event Lender shall not pay such amount of the Taxes during the continuance of such proceeding), Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the unpaid contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, but no such security shall be required if Borrower is paying Taxes to Lender pursuant to Section 6.2 hereof. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

4.1.3       Litigation.  Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect the Property or Borrower’s ability to perform its obligations hereunder or under the other Loan Documents.

4.1.4       Access to Property.  Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of Tenants under their applicable Leases.

4.1.5       Further Assurances; Supplemental Mortgage Affidavits.  Borrower shall, at Borrower’s sole cost and expense:

(a)           execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(b)           do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

4.1.6       Financial Reporting.  (a)  Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP (or such accounting method reasonably acceptable to Lender), reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

(b)           Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of either (i) Borrower’s annual financial statements audited by a “big four” accounting firm or other independent certified public accountant reasonably acceptable to Lender and prepared in accordance with GAAP (or such accounting method reasonably acceptable to Lender) or (ii) if a Mezzanine Loan is outstanding, a consolidated and annotated annual financial statement of Borrower and Mezzanine Borrower audited by a “big four” accounting firm or other independent certified public accountant reasonably acceptable to Lender and prepared in accordance with GAAP (or such accounting method reasonably acceptable to Lender), provided such consolidated financial statement complies with Section 3.1.24(h) and is required or permitted by GAAP (or such accounting method reasonably acceptable to Lender). In addition, if a Mezzanine Loan is outstanding, Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, unaudited statements of income and expense and cash flow for the Property, which unaudited statements shall account for the Loan separately from the Mezzanine Loan, if any, and, if Borrower furnished Lender consolidated statements pursuant to subsection (ii) of the previous sentence, an unaudited separate balance sheet for Borrower, which balance sheet shall account for the Loan separately from the Mezzanine Loan, if any. Borrower’s annual financial statements shall be accompanied by a certificate executed by an authorized officer of Borrower stating that such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c)           Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each fiscal quarter (based on Borrower’s Fiscal Year), the following items, accompanied by certificate from an authorized officer of Borrower, certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP (or such accounting method reasonably acceptable to Lender) as applicable:

(i)        quarterly and year-to-date statements of income and expense and cash flow prepared for such quarter with respect to the Property, with a balance sheet for such quarter for Borrower;

(ii)       a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four quarters;

(iii)      a current rent roll for the Property;

(iv)     a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts year to date; and

(v)     any written notice received from a Tenant threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Lease or a material modification of any Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant’s Lease, or any other similar material correspondence received by Borrower from Tenants during the subject quarter.

(d)           Intentionally Omitted.

(e)           Borrower shall submit the Annual Budget to Lender not later than thirty (30) days prior to the commencement of each Fiscal Year.

(f)            Borrower shall furnish to Lender, within ten (10) days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender, including, without limitation, a comparison of the budgeted income and expenses and the actual income and expenses year to date for the Property, together with a detailed explanation of any variances of more than the greater of five percent (5%) or $100,000 between budgeted and actual amounts for such year to date.

4.1.7       Title to the Property.  Borrower will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

4.1.8       Estoppel Statement.  (a)  After request by Lender, Borrower shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b)           After request by Borrower, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest were last paid and (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender.

(c)           Borrower shall deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Lease; provided further that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

4.1.9       Leases.  (a)  All Leases and all renewals of Leases (other than renewals exercised pursuant to Leases which existed (including the renewal terms) on the Closing Date and (A) for which Borrower has no discretion as to the terms of such renewal and (B) which renewal terms have not been modified since the Closing Date) executed after the date hereof shall (i) be the product of an arm’s-length transaction (other than the Health Club Documents), (ii) be on commercially reasonable terms, (iii) provide that such Lease is subordinate to the Mortgage and that the lessee will attorn to Lender and any purchaser at a foreclosure sale and (iv) not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents or the Property. All Major Leases and all renewals (other than renewals exercised pursuant to Major Leases which existed (including the renewal terms) on the Closing Date and (A) for which Borrower has no discretion as to the terms of such renewal and (B) which renewal terms have not been modified since the Closing Date), amendments and modifications thereof executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld or delayed. Lender shall execute and deliver a Subordination Non-Disturbance and Attornment Agreement in the form annexed as Schedule IV to Tenants under future Major Leases approved or deemed approved by Lender promptly upon request (and, if requested by any Tenants under Leases other than Major Leases, Lender shall use reasonable efforts to execute and deliver such Subordination Non-Disturbance and Attornment Agreements to such Tenants) with such commercially reasonable changes as may be requested by Tenants, from time to time, and which are reasonably acceptable to Lender.

(b)     Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate (other than due to a monetary default by the tenant under a Major Lease) or accept a surrender of a Major Lease without Lender’s prior approval, which approval shall not be unreasonably withheld or delayed; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits), except as approved by Lender or as provided in Leases that exist as of the date hereof and, if the amount of any such prepaid Rent shall equal or exceed $250,000 for any Lease, then as a condition to any approval by Lender for Borrower to collect such Rents more than one (1) month in advance, Lender may require that Borrower deposit all such prepaid Rents with Lender to be held in an interest-bearing account and applied to the Debt as it comes due and payable pursuant to the Loan Documents during the period represented by the prepaid Rent; (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall hold all security deposits under all Leases in accordance with Legal Requirements. Upon request, Borrower shall furnish Lender with executed copies of all Leases.

(c)           Notwithstanding anything to the contrary contained in this Section 4.1.9:

(i)            whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9, Borrower shall have the right to submit a term sheet of such transaction to Lender for Lender’s approval, such approval not to be unreasonably withheld or delayed. Any such term sheet submitted to Lender shall set forth all material terms of the proposed transaction including, without limitation, identity of tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower. Lender shall use good faith efforts to respond within eight (8) Business Days after Lender’s receipt of Borrower’s written request for approval or consent of such term sheet. If Lender fails to respond to such request within eight (8) Business Days, and Borrower sends a second request containing a legend in bold letters stating that Lender’s failure to respond within five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to such term sheet if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period;

(ii)           whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has not previously approved (or deemed approved) a term sheet pursuant to Section 4.1.9(c)(i) above, Lender shall use good faith efforts to respond within eight (8) Business Days after Lender’s receipt of Borrower’s written request for such approval or consent. If Lender fails to respond to such request within eight (8) Business Days, and Borrower sends a second request containing a legend in bold letters stating that Lender’s failure to respond within five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to the matter for which Lender’s consent or approval was sought if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period;

(iii)          whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has previously approved (or deemed approved) a term sheet pursuant to Section 4.1.9(c)(i) above, Lender shall use good faith efforts to respond within five (5) Business Days after Lender’s receipt of Borrower’s written request for such approval or consent. If Lender fails to respond to such request within five (5) Business Days, and Borrower sends a second request containing a legend in bold letters stating that Lender’s failure to respond within five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to the matter for which Lender’s consent or approval was sought if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period, provided that there have been no material deviations from the term sheet and that the aggregate economics of the transaction are not materially less favorable to Borrower than as set forth in the term sheet;

(iv)          in the event that Lender shall have approved (or be deemed to have approved) a term sheet submitted by Borrower with respect to a certain Lease, Lender shall not withhold its approval or consent with respect to such Lease on the basis of any provisions of such Lease dealing with the items contained in the approved term sheet; and

(v)           Borrower shall have the right, without the consent or approval of Lender in any instance, to terminate or accept a surrender of any Lease that is not a Major Lease.

4.1.10     Alterations.  Except for the Elevator Renovation Program, the Lender’s prior approval shall be required in connection with any alterations to any Improvements (except tenant improvements under any Lease approved or deemed approved by Lender or under any Lease for which approval was not required by Lender under this Agreement) (a) that may have a material adverse effect on Borrower’s financial condition, the value of the Property or the ongoing revenues and expenses of the Property or (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, which approval may be granted or withheld in Lender’s reasonable discretion. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold (except for the Elevator Renovation Program), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following (such security, “Alteration Security”): (i) cash, (ii) Letters of Credit (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (v) a completion bond, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. Provided that no Event of Default shall have occurred and be continuing, any Alteration Security held by Lender in accordance with this Section 4.1.10 shall be returned to Borrower in the event that Borrower provides Lender with reasonably satisfactory evidence that (x) the aggregate unpaid amount with respect to the alteration to which such Alteration Security relates is less than the Alteration Threshold and (y) after the release of such Alteration Security, adequate Alteration Security shall remain on deposit with Lender with respect any other alterations then undertaken by Borrower in accordance with this Section 4.1.10.

4.1.11     Intentionally Omitted.

4.1.12     Material Agreements.  Borrower shall (a) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (b) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware and (c) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner.

4.1.13     Performance by Borrower.  Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.

4.1.14     Costs of Enforcement/Remedying Defaults.  In the event (a) that the Mortgage is foreclosed in whole or in part or the Note or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Lien or mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default hereunder, Borrower shall be chargeable with and agrees to pay all costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable on demand, together with interest thereon from the date incurred by Lender at the Default Rate, and together with all required service or use taxes.

4.1.15     Business and Operations.  Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and leasing of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and leasing of the related Property. Borrower shall at all times cause the Property to be maintained as an office building.

4.1.16     Loan Fees.  Borrower shall pay all fees and costs (including, without limitation, all origination and commitment fees) required of Borrower pursuant to the terms of that certain term sheet between Borrower and Lender dated January 6, 2006.

4.1.17     O&M Program.  Borrower will comply with all existing (if any) and future operations and maintenance programs related to asbestos and asbestos containing materials and will maintain such programs as are reasonably necessary at the Property.

4.1.18     Intentionally Omitted.

Unfunded Tenant Allowances.  There are no Unfunded Tenant Allowances except as set forth on Schedule VI.

Section 4.2            Borrower Negative Covenants.  Borrower covenants and agrees with Lender that:

4.2.1       Due on Sale and Encumbrance; Transfers of Interests.  Without the prior written consent of Lender and except as otherwise specifically provided in Article VIII hereof, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any interest, direct or indirect, in Borrower, the Property or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgage and this Agreement. Notwithstanding the foregoing, provided the Mezzanine Loan is outstanding, Mezzanine Borrower shall be permitted to pledge its direct or indirect equity interests in Borrower to Mezzanine Lender.

4.2.2       Liens.  Subject to Section 3.6(b) of the Mortgage, Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances, unless such Lien is discharged or otherwise removed as a Lien from the Property within thirty (30) days after Borrower first has knowledge of such Lien; provided, however, that the existence of liens resulting from mechanics or materialmen hired by a Tenant shall not constitute a Default or an Event of Default hereunder provided such lien is subordinate to the Mortgage and so long as Borrower is diligently taking all commercially reasonable action to enforce the obligation of such Tenant to cause such lien to be removed.

4.2.3       Dissolution.  Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership, operation and refinancing of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of incorporation or bylaws of such SPC Party, in each case without obtaining the prior consent of Lender.

4.2.4       Change in Business.  Borrower shall not enter into any line of business other than the ownership and operation of the Property.

4.2.5       Debt Cancellation.  Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.2.6       Affiliate Transactions.  Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

4.2.7       Zoning.  Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender; provided, however, that the foregoing shall not prohibit the continued use of the Property in its then current manner if such use becomes a permitted non-conforming use by virtue of a change in zoning or other land use laws which was not initiated by Borrower.

4.2.8       Assets.  Borrower shall not purchase or own any property other than the Property and any property necessary or incidental for the operation of the Property.

4.2.9       No Joint Assessment.  Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.10     Principal Place of Business.  Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior notice.

4.2.11     ERISA.  (a)  Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b)           Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (C) one or more of the following circumstances is true:

(i)            Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)           Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2);

(iii)          Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or

(iv)          The assets of Borrower are not otherwise “plan assets” of one or more “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. §2510.3-101.

4.2.12     Material Agreements.  Borrower shall not, without Lender’s prior written consent, which consent will not be unreasonably withheld:  (a) enter into, surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arms’-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arms’-length basis and commercially reasonable terms.

V.                                    INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1            Insurance.

5.1.1       Insurance Policies.  (a)  Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)            so called “all risk” or special perils property insurance on the Improvements and the personal property at the Property (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the aggregate outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for all such insurance coverage; and (D) including contingent liability from the Operation of Building Laws or Demolition Costs and Increased Cost of Construction Endorsements (in either case, “D&ICC Endorsement”), in the case of coverage parts B and C of the D&ICC Endorsement, with a sublimit of not less than Twenty Five Million and No/100 Dollars ($25,000,000.00). In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the lesser of (1) the aggregate outstanding principal balance of the Loan or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i) and shall be commercially available at a reasonable cost;

(ii)           commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit, excluding umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) in the aggregate; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

(iii)          business or rental income insurance with a limit of insurance adequate to cover a loss of business or rental income for a period of eighteen (18) months inclusive of the extended period of indemnity required below (A) with loss payable to Lender under a Lender Loss Payable or Standard Mortgagee endorsement satisfactory to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and subsections (vi) and (xi) below for a period commencing at the time of loss for such length of time (not exceeding twelve (12) months) as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. Subject to the provisions of Section 5.2 and Section 5.3 of this Agreement, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)          at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability coverage forms do not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)           workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least Five Hundred Thousand and No/100 Dollars ($500,000.00) per accident and per disease per employee, and Five Hundred Thousand and No/100 Dollars ($500,000.00) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)          comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)         umbrella liability insurance in addition to primary coverage in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below (such limit may be achieved by any combination of primary and excess limits);

(viii)        motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00);

(ix)           so-called “dramshop” insurance or other liability insurance required in connection with the sale of alcoholic beverages, if any;

(x)            insurance against employee dishonesty in an amount not less than One Million and No/100 Dollars ($1,000,000.00) and with a deductible not greater than Twenty Five Thousand and No/100 Dollars ($25,000.00);

(xi)           if at any time during the term of the Loan the commercial property and business income insurance policies required under subsections (i) and (iii) above do not cover perils of terrorism or acts of terrorism, or other similar acts or events, Borrower shall obtain an endorsement to such policy, or a separate policy from an insurance provider which maintains at least an Investment Grade Rating, insuring against all loss resulting from perils and acts of terrorism and “fire following”, to the extent such policy or endorsement is available, in an amount determined by Lender in its sole discretion (but in no event more than an amount equal to the sum of one hundred percent (100%) of the construction costs associated with the reconstruction of the Improvements and a minimum of eighteen (18) months of business or rental interruption insurance (inclusive of six (6) months extended period of indemnity) (the “Terrorism Coverage Amount”)); provided, however, the total annual premium payable by Borrower for such terrorism coverage shall not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for such coverage. The endorsement or policy shall be in form and substance reasonably satisfactory to Lender and shall meet Rating Agency criteria for securitized loans; and

(xii)          upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b)           All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or, in the singular, the “Policy”) and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, or as soon as available, but in no event later than seven (7) days following such date of expiration, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender; provided, however, that Borrower is not required to furnish receipts for payment of Insurance Premiums in the event that such Insurance Premiums are payable by Lender pursuant to Section 6.3 hereof and sufficient funds have been deposited with Lender for the payment thereof in the manner required by Section 6.3.

(c)           Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).

(d)           All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall be primary coverage and, except for the Policy referenced in Sections 5.1.1(a)(v), (viii) and (x), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood, earthquake and terrorism insurance and resulting loss of business income or rental income, shall contain a so-called New York standard non-contributing Mortgagee or Lender Loss Payee clause or endorsement in favor of Lender providing that the loss thereunder shall be payable to Lender subject to the provisions of Section 5.2 and Section 5.3 hereof. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.

(e)           All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) and (a)(viii) shall contain clauses or endorsements to the effect that:

(i)            no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)           the Policy shall not be canceled without at least thirty (30) days’ (or ten (10) days’ for non-payment of any premium) written notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

(iii)          Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)            If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g)           In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h)           Notwithstanding anything in Section 5.1.1(a)(i) to the contrary, Borrower shall be required to obtain and maintain Policies which do not contain exclusions for “fire following” to the extent that insurance coverage is available without such exclusions.

5.1.2       Insurance Company.  The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a claims paying ability rating of “A” or better by S&P and, to the extent rated by Moody’s and or Fitch, the equivalent rating from each of Moody’s and/or Fitch, as applicable (provided, however, that the Policies for general liability insurance set forth in subsections (a)(ii), (a)(v), (a)(vii) and (a)(viii) above shall be issued by insurance companies having a claims paying ability rating of “A-” or better by S&P and, to the extent rated by Moody’s and or Fitch, the equivalent rating from each of Moody’s and/or Fitch, as applicable). If a Securitization occurs, (i) the foregoing required insurance company rating by a Rating Agency not rating any Securities shall be disregarded and (ii) if the insurance company complies with the aforesaid S&P required rating (and S&P is rating the Securities) and the other Rating Agencies rating the Securities do not rate the insurance company, such insurance company shall be deemed acceptable with respect to such Rating Agency not rating such insurance company. Notwithstanding the foregoing, Borrower shall be permitted to maintain the Policies with insurance companies which do not meet the foregoing requirements (an “Otherwise Rated Insurer”), provided Borrower obtains a “cut-through” endorsement (that is, an endorsement which permits recovery against the provider of such endorsement) with respect to any Otherwise Rated Insurer from an insurance company which meets the claims paying ability ratings required above. Moreover, if Borrower desires to maintain insurance required hereunder from an insurance company which does not meet the claims paying ability ratings set forth herein but the parent of such insurance company, which owns at least fifty-one percent (51%) of such insurance company, maintains such ratings, Borrower may use such insurance companies if approved by the Rating Agencies (such approval may be conditioned on items required by the Rating Agencies including a requirement that the parent guarantee the obligations of such insurance company).

Section 5.2            Casualty and Condemnation.

5.2.1       Casualty.  If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall, subject to Legal Requirements of any Governmental Authorities, promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In the event of a Casualty where the loss does not exceed Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no

Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2       Condemnation.  Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event of a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall, subject to Legal Requirements of any Governmental Authorities, promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the outstanding Debt.

5.2.3       Casualty Proceeds.  Notwithstanding the last sentence of Section 5.1.1(a)(iii) and provided no Event of Default exists hereunder, proceeds received by Lender on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii) above with respect to any Casualty shall be deposited by Lender directly into the Deposit Account (as defined in the Cash Management Agreement) to be used to pay the Monthly Debt Service Payment Amount as it becomes due under the Loan Documents. Provided no Event of Default exists and Lender reasonably determines that sufficient other funds will remain available for the payment of all other amounts due under the Loan Documents, all business interruption insurance proceeds remaining after the payment of the Monthly Debt Service Payment Amount shall be released to Mezzanine Lender, if a Mezzanine Loan is outstanding, or to Borrower, if no Mezzanine Loan is outstanding. Notwithstanding the foregoing, if such business interruption insurance proceeds are paid to Lender in a lump sum, then, provided no Event of Default exists, Lender shall disburse on a monthly basis (i) if a Mezzanine Loan is outstanding, to Mezzanine

Lender, or (ii) if no Mezzanine Loan is outstanding, to Borrower, a portion of such proceeds in an amount equal to the amount of such proceeds which represent the Rents for such month less the Monthly Debt Service Payment Amount due on the Monthly Payment Date in such month. All other such proceeds shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

Section 5.3            Delivery of Net Proceeds.

5.3.1       Minor Casualty or Condemnation.  If a Casualty or Condemnation has occurred to the Property and the Net Proceeds (less any business interruption proceeds) shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, subject to Legal Requirements of any Governmental Authorities, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Article V. If any Net Proceeds (other than business interruption insurance proceeds released to Borrower pursuant to Section 5.2.3) are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

5.3.2       Major Casualty or Condemnation.  (a)  If a Casualty or Condemnation has occurred to the Property and the Net Proceeds (less any business interruption proceeds) are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

(i)            no Event of Default shall have occurred and be continuing;

(ii)           (A) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of the total floor area of the Improvements at the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of the Condemnation;

(iii)          Leases (other than Leases expiring on their own terms at the end of their then-current term) requiring payment of annual rent equal to seventy percent (70%) of the Gross Revenue received by Borrower during the twelve (12) month period immediately preceding the Casualty or Condemnation shall remain in full force and effect during and after completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation;

(iv)          Borrower shall commence the initial proceedings to commence Restoration (commencement for purposes hereof shall be deemed to include the filing for a building permit or other initial permits with respect to such Restoration) as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(v)           Lender shall be satisfied in its good faith opinion that the Property shall produce sufficient cash flow to pay all Operating Expenses and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

(vi)          Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) the earliest date required for such completion under the terms of any Major Lease, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii), unless Borrower deposits sufficient additional funds with Lender as determined by Lender in good faith;

(vii)         the Property and the use thereof after the Restoration will be in material compliance with and permitted under all applicable Legal Requirements;

(viii)        the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements in all material respects; and

(ix)           such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements.

(b)           The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) have been satisfied in all material respects, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full (subject to applicable retainage amounts), and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c)           All plans and specifications required in connection with the Restoration shall be subject to prior reasonable approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”). The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to reasonable approval of Lender and the Casualty Consultant. All reasonable, out-of-pocket costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(d)           In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e)           Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f)            If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the good faith opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender in an interest-bearing account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

(g)           The excess, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

(h)           All Net Proceeds not required to be made available for the Restoration may be retained and applied by Lender toward the payment of the Debt (and Borrower shall not be required to pay any Yield Maintenance Premium in connection with such payment), whether or not then due and payable, first to accrued and unpaid interest and then to the outstanding principal amount of the Loan. Upon payment in full of the Debt and in the event a Mezzanine Loan is outstanding, any remaining Net Proceeds shall be paid to Mezzanine Lender for application in accordance with the Mezzanine Loan Agreement.

VI.                                RESERVE FUNDS

Section 6.1            Intentionally Omitted.

Section 6.2            Tax Funds.

6.2.1       Deposits of Tax Funds.  Pursuant to the Cash Management Agreement, upon the occurrence of an Escrow Reserve Trigger Event and during the continuance of an Escrow Reserve Period, there shall be deposited with Agent on each Monthly Payment Date an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.2.1, together with interest earned thereon, are referred to herein as the “Tax Funds”. If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice. Provided no Escrow Reserve Period exists, all Tax Funds on deposit shall be promptly returned to Borrower on or before the following Monthly Payment Date. The Tax Funds shall be held in an interest-bearing account.

6.2.2       Release of Tax Funds.  During an Escrow Reserve Period, provided no Event of Default exists, Lender shall apply the Tax Funds to the payment of Taxes. In making any payment relating to Taxes, Lender shall do so according to the bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be promptly returned to Borrower.

Section 6.3            Insurance Funds.

6.3.1       Deposits of Insurance Funds.  Pursuant to the Cash Management Agreement, upon the occurrence of an Escrow Reserve Trigger Event and during the continuance of an Escrow Reserve Period, there shall be deposited with Agent on each Monthly Payment Date an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Amounts deposited pursuant to this Section 6.3.1, together with interest earned thereon, are referred to herein as the “Insurance Funds”. If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies. Provided no Escrow Reserve Period exists, all Insurance Funds on deposit shall be promptly returned to Borrower on or before the following Monthly Payment Date. The Insurance Funds shall be held in an interest-bearing account.

6.3.2       Release of Insurance Funds.  During an Escrow Reserve Period, provided no Event of Default exists, Lender shall apply the Insurance Funds to the payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender shall do so according to the bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be promptly returned to Borrower.

6.3.3       Waiver of Insurance Funds.  Notwithstanding anything to the contrary set forth in this Section 6.3, Borrower shall not be required to make deposits described in Section 6.3.1 above, provided Borrower delivers, throughout the term of the Loan, evidence reasonably satisfactory to Lender that all Insurance Premiums required to be made by Borrower hereunder shall have been paid under the Beacon Entity’s or its Affiliate’s blanket insurance policy covering the Property.

Section 6.4            Capital Expenditure Funds.

6.4.1       Deposits of Capital Expenditure Funds.  Pursuant to the Cash Management Agreement, upon the occurrence of an Escrow Reserve Trigger Event and during the continuance of an Escrow Reserve Period, Borrower shall deposit with Agent on each Monthly Payment Date an amount equal to $12,693 (the “Monthly Capital Expenditures Deposit”) for annual Capital Expenditures reasonably approved by Lender. Amounts deposited pursuant to this Section 6.4.1, together with interest earned thereon, are referred to herein as the “Capital Expenditure Funds.”  Provided no Escrow Reserve Period exists, all Capital Expenditure Funds on deposit shall be promptly returned to Borrower on or before the following Monthly Payment Date. The Capital Expenditure Funds shall be held in an interest-bearing account.

6.4.2       Release of Capital Expenditure Funds.  (a)  Intentionally omitted.

(b)           During an Escrow Reserve Period, provided no Event of Default exists, Lender shall direct Agent to disburse to Borrower the Capital Expenditure Funds in order to pay or reimburse Borrower for Capital Expenditures reasonably approved by Lender. Lender may require that Borrower satisfy the following conditions prior to directing Agent to make such disbursements: (i) at least ten (10) days prior to the disbursement, Borrower shall submit to Lender a request for payment, which request shall specify the Capital Expenditures to be paid, (ii) Lender shall receive a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Capital Expenditures, (B) stating that all Capital Expenditures (or part thereof) at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the Capital Expenditures, (C) identifying each Person that supplied materials or labor in connection with the Capital Expenditures to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full (for all work performed to date, exclusive of any applicable retainage) upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender (which may be conditional as to the requested disbursement), (iv) at Lender’s option, if the disbursement is in excess of $100,000, Lender shall receive a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender other than Permitted Encumbrances, and (v) Lender shall receive such other evidence as Lender shall reasonably request that the Capital Expenditures at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid (other than retainage, if applicable) upon such disbursement to Borrower.

(c)           Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with the Capital Expenditures Work; (iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work; or (v) if an Event of Default exists, obligate Lender in any way to disburse any Capital Expenditure Funds.

(d)           Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property upon reasonable advance notice during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall use reasonable efforts to cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.4.2(d).

(e)           During an Escrow Reserve Period, if Borrower requests that Capital Expenditure Funds in excess of $500,000 be paid or reimbursed to Borrower for a Capital Expenditure reasonably approved by Lender, Lender may, upon completion of such Capital Expenditure and at its reasonable discretion, require an inspection of the Property at Borrower’s expense prior to making the final disbursement of Capital Expenditure Funds for such Capital Expenditure in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of such Capital Expenditure Funds. Borrower shall pay the reasonable, out-of-pocket expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(f)            In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

(g)           Any Capital Expenditure Funds remaining after the Debt has been paid in full shall be promptly returned to Borrower.

Section 6.5            Intentionally Omitted.

Section 6.6            Lease Termination Rollover Funds.

6.6.1       Deposits of Lease Termination Rollover Funds.  In the event that Borrower receives any fees, payments or other compensation from any Tenant relating to or in exchange for the termination of such Tenant’s Lease, which fees, payments and compensation in the aggregate with respect to such Lease exceed $350,000 (a “Lease Termination Fee”), Borrower shall immediately deposit such Lease Termination Fee with Lender, which amounts shall be held in an interest-bearing account, to be utilized for tenant improvements, leasing commissions and other leasing costs that may be incurred with respect to the space relating to such Lease Termination Fee (a “Termination Space”) and, in the event that there is a Rent Deficiency (as hereinafter defined) for the Termination Space from and after the date that the Lease for the Termination Space was terminated, in replacement of Rent. Amounts deposited pursuant to this Section 6.6.1, and any interest earned thereon, are referred to herein as the “Lease Termination Rollover Funds”.

6.6.2       Release of Lease Termination Rollover Funds.  (a)  Lender shall direct Agent to disburse to Borrower the Lease Termination Rollover Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and (A) specifies the tenant improvement costs, leasing commissions and other leasing costs to be paid for the Termination Space or (B) specifies the amount by which the rent expected to be obtained by Borrower for the Termination Space during the next succeeding calendar month pursuant to the Lease or Leases (if any) for such Termination Space (a “Replacement Lease”) is less than the amount of monthly rent received from the previous Tenant in the Termination Space pursuant to its Lease prior to such termination (the “Rent Deficiency”), (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have approved, to the extent required by Section 4.1.9 hereof, the Replacement Lease (or such Replacement Lease shall have been deemed approved in accordance with Section 4.1.9 hereof), in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions, (iv) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease, Lender shall have received a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments, (v) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease, Lender shall have received a certificate from Borrower (A) stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work performed to date subject to applicable retainage (if any), such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender (which may be conditional as to the requested disbursement), (vi) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease, at Lender’s option, if the disbursement is in excess of $100,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender other than Permitted Encumbrances and (vii) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements pursuant to a Replacement Lease, Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower (subject to retainage amounts, if applicable). Lender shall not be required to disburse Lease Termination Rollover Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Lease Termination Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). All Rent Deficiency disbursements made by Lender shall be deposited into the Clearing Account as if such sums were received by Borrower as Rent during the calendar month after such request is made by Borrower.

(b)           Notwithstanding the foregoing, upon receipt by Lender of evidence that, with respect to any new Replacement Lease with a term of at least five (5) years, all tenant improvements required to be completed by Borrower pursuant to the Replacement Lease, if any, have been completed and all leasing commissions required to be paid by Borrower with respect to the Replacement Lease, if any, have been paid, and provided no Event of Default then exists, Lender shall direct Agent to disburse to Borrower the Lease Termination Rollover Funds on deposit with respect to such Termination Space. Any Lease Termination Rollover Funds remaining after the Debt has been paid in full shall be promptly returned to Borrower.

Section 6.7            Unfunded Tenant Allowances Fund.  On the Closing Date, Borrower has deposited with Lender the sum of $578,508.44 to be held by Lender in an interest-bearing account, which amount shall be disbursed to Borrower pursuant to this Section 6.7 for Unfunded Tenant Allowances associated with the Leases set forth on Schedule VI attached hereto, and the amount of such disbursements shall not exceed the amount of Unfunded Tenant Allowances set forth on Schedule VI. Amounts so deposited with Lender and all interest earned thereon shall hereinafter be referred to as the “Unfunded Tenant Allowance Reserve Funds” and the account to which such amounts are held shall hereinafter be referred to as the “Unfunded Tenant Allowance Reserve Account”. Lender shall disburse to Borrower Unfunded Tenant Allowance Reserve Funds for tenant improvements or any other cost represented by the relevant Unfunded Tenant Allowance provided (i) Borrower submits to Lender a request for payment on Lender’s standard form of draw request or other form reasonably acceptable to Lender at least five (5) Business Days prior to the date on which Borrower requests such payment be made, (ii) on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower certifying that any conditions to the disbursement of funds set forth in the applicable Lease have been satisfied, (iv) if applicable, such certificate is accompanied by paid invoices (or unpaid invoices if such disbursement is being made to pay such invoices) for the amounts requested, and (v) the aggregate amount of any such disbursements for any Lease shall not exceed the amount of Unfunded Tenant Allowance designated for each Lease on Schedule VI attached hereto. Lender shall not be required to disburse funds more frequently than once each calendar month, and all disbursements shall be in an amount greater than the Minimum Disbursement Amount (provided, however, that the last disbursement of funds with respect to any applicable Lease from the Unfunded Tenant Allowance Reserve Account may be less than the Minimum Disbursement Amount). Provided no Event of Default exists, all funds remaining in the Unfunded Tenant Allowance Reserve Account after all disbursements of the Unfunded Tenant Allowance Reserve Funds have been made in accordance with this Section 6.7 shall be released to Borrower, along with any interest earned thereon; provided, however, if Borrower can demonstrate to Lender’s reasonable satisfaction that the full amount of all Unfunded Tenant Allowances owed to a tenant under a particular Lease have been funded by Lender to Borrower pursuant to the terms set forth in this Section 6.7, then, provided no Event of Default exists, any excess Unfunded Tenant Allowance Reserve Funds remaining in the Unfunded Tenant Allowance Reserve Account and allocated to such Lease shall be disbursed to Borrower.

The funds deposited by Borrower into the Unfunded Tenant Allowance Reserve Account represent Unfunded Tenant Allowances with respect to Leases for the following tenant (collectively, the “UTA Leases”):  The University of Illinois (in the amount of $578,508.44). Lender and Borrower acknowledge and agree that Borrower is not required to deposit (and has not deposited with Lender) any funds with respect to Unfunded Tenant Allowances applicable to any Lease other than the UTA Leases, and no Unfunded Tenant Allowance Reserve Funds shall be disbursed by Lender with respect to any Unfunded Tenant Allowances for any Leases other than the UTA Leases.

Section 6.8            Intentionally Omitted.

Section 6.9            Application of Reserve Funds.  Upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

Section 6.10         Security Interest in Reserve Funds.

6.10.1     Grant of Security Interest.  Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower’s part to be paid and performed, in all of Borrower’s right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender.

6.10.2     Income Taxes.  Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Reserve Funds.

6.10.3     Prohibition Against Further Encumbrance.  Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

Section 6.11         Letters of Credit.

6.11.1     Delivery of Letters of Credit.  (a)  In lieu of making the payments to any of the Reserve Funds, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.11. Additionally, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.11 in lieu of deposits previously made to the Reserve Funds. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Capital Expenditure Funds, the Lease Termination Rollover Funds and/or the Unfunded Tenant Allowance Reserve Funds shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in such Reserve Fund pursuant to this Agreement. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Tax Funds shall at all times be at least equal to the aggregate which Borrower would be required to deposit in such Reserve Fund over the next twelve (12) month period. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Insurance Funds shall at all times be at least equal to the aggregate which Borrower would be required to deposit in such Reserve Fund over the next twelve (12) month period. In the event that a Letter of Credit is delivered in lieu of any portion of the Tax Funds or the Insurance Funds, Borrower shall be responsible for the payment of Taxes or Insurance Premiums, as applicable, and Lender shall not be responsible therefor.

(b)           Borrower shall give Lender no less than thirty (30) days notice of Borrower’s election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit. Upon thirty (30) days notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the applicable Reserve Fund if a Letter of Credit has been outstanding for more than six (6) months. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Reserve Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

(c)           Borrower shall provide Lender with notice of any increases in the annual payments for Taxes and Insurance Premiums thirty (30) days prior to the effective date of any such increase and any applicable Letter of Credit shall be increased by such increased amount at least ten (10) days prior to the effective date of such increase.

Section 6.12         Provisions Regarding Letters of Credit.

6.12.1     Security for Debt.  Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Yield Maintenance Premium. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt.

6.12.2     Additional Rights of Lender.  In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit:  (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (d) if

Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

VII.                            PROPERTY MANAGEMENT

Section 7.1            The Management Agreement.  Borrower shall cause Manager to manage the Property in accordance with the Management Agreement and Lender acknowledges that the Management Agreement has been approved by Lender. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed and (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed. If Borrower shall default, beyond the expiration of any applicable notice and cure period, in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

Section 7.2            Prohibition Against Termination or Modification.  Borrower shall not surrender, terminate, cancel or materially modify the Management Agreement, or enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, the Borrower shall have the right at any time upon at least thirty (30) days notice to Lender to replace the Manager with a new property manager provided (i) no Event of Default exists or shall occur as a result of such replacement, (ii) either (A) such replacement property manager is a Qualified Manager or (B) if such replacement property manager is not a Qualified Manager and a Securitization has occurred, Borrower delivers to Lender a Rating Agency Confirmation as to such new property manager and property management agreement, and (iii) the property management agreement entered into between the Borrower and such replacement property manager shall be subject to Lender’s approval, which approval shall not be unreasonably withheld. If any new property manager is an Affiliate of Borrower, then, as a further condition to the replacement of the Manager, Borrower shall be required to deliver to Lender a non-consolidation opinion acceptable to Lender (or, in the event that a Securitization shall have occurred, acceptable to the Rating Agencies). Any such new property manager and Borrower shall, as a further condition to the replacement of the Manager, execute a subordination of management agreement in the form delivered in connection with the Loan.

Section 7.3            Replacement of Manager.  Lender shall have the right to require Borrower to replace the Manager with a Person which is not an Affiliate of, but is chosen by, Borrower and approved by Lender (which approval shall not be unreasonably withheld or delayed) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an Event of Default, (ii) the Maturity Date occurs and the Loan has not been paid and satisfied in full, and/or (iii) if Manager shall be in material default under the Management Agreement beyond any applicable notice and cure period or if at any time the Manager has engaged in gross negligence, fraud or willful misconduct.

VIII.                        PERMITTED TRANSFERS

Section 8.1            Permitted Transfer of the Property.  Lender shall not withhold its consent to a conveyance of the Property in its entirety to any transferee provided that (a) Lender has received an agreement, acceptable to it in its reasonable discretion, pursuant to which such transferee assumes all of Borrower’s obligations under the Loan Documents, (b) Lender receives a transfer fee equal to Seventy-Five Thousand and No/100 Dollars ($75,000.00) if such transfer is to an entity other than Beacon Entity or any entity at least fifty one percent (51%) owned directly or indirectly by Beacon Entity, (c) Lender shall have received such documents, certificates and legal opinions as it may reasonably request, (d) no Event of Default shall have occurred and be continuing hereunder, and, if a Mezzanine Loan is outstanding, no “Event of Default” has occurred and is continuing under the Mezzanine Loan Agreement, (e) Borrower shall pay all reasonable, out-of-pocket costs and expenses of Lender in connection with such transfer, (f) either (i) such transferee is a Permitted Transferee or (ii) if such transferee is not a Permitted Transferee, Lender shall have approved such transferee (such approval not to be unreasonably withheld, conditioned or delayed) and, if any Securities are outstanding, Lender has received a Rating Agency Confirmation as to the conveyance of the Property, (g) the transferee qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, and (h) there is delivered to Lender a non-consolidation opinion acceptable to the Rating Agencies (or if no Securities are outstanding at the time, acceptable to Lender in its reasonable discretion). If a Mezzanine Loan is outstanding, Borrower shall not be permitted to transfer the Property unless Borrower obtains the prior written consent of Mezzanine Lender to the extent required by the Mezzanine Loan Agreement. In the event that such conveyance is a transfer of the Property in its entirety to a Person that is not an Affiliate of Borrower or Guarantor, the current Guarantor shall be released from and relieved of any of its obligations under (x) the Guaranty arising or occurring after the date of such conveyance or transfer (other than for any acts or events which were caused by or arise out of any acts, events or omissions of Guarantor, Borrower or its Affiliates occurring prior to such conveyance) and (y) the Environmental Indemnity (other than for any claims against such Guarantor existing on the date of such conveyance or transfer) provided that, and as a condition to such release, (1) Borrower delivers to Lender a Rating Agency Confirmation with respect to such replacement Guarantor, (2) an Affiliate of the transferee of the Property approved by the Lender (in its reasonable discretion) assumes the obligations of the current Guarantor under the Guaranty (as to any acts or events which occur after the conveyance or transfer) and the Environmental Indemnity (as to any liability thereunder other than for any claims against the previous Guarantor existing on the date of such conveyance or transfer) and (3) if applicable but subject to the provisions in subsection

(2) above, such new Guarantor executes, without any cost or expense to Lender, a substitution agreement or a new Guaranty or a new Environmental Indemnity in substantially the same form as the Guaranty and Environmental Indemnity executed as of the date hereof.

Section 8.2            Permitted Transfers of Interest in Borrower.

(a)           Notwithstanding anything to the contrary contained in the Loan Documents, the restrictions on transfers and other conveyances (excluding pledges) of direct or indirect ownership interests in Borrower (including, without limitation, direct or indirect interests in Beacon Entity) set forth herein, in the Mortgage or in any other Loan Document shall not apply to the transfer (excluding pledges) of direct or indirect interests in Borrower (including, without limitation, direct or indirect interests in Beacon Entity) provided that (i) no Event of Default shall have occurred and be continuing, (ii) Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender in connection with such transfer, (iii) Lender shall have received such documents, certificates and legal opinions as it may reasonably request, (iv) after such transfer Borrower shall maintain its status as a single purpose, bankruptcy remote entity under criteria established herein, (v) if after giving effect to such transfer and all prior transfers, more than forty nine percent (49%) in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than a forty nine percent (49%) direct or indirect interest in Borrower as of the Closing Date, Lender shall receive a non-consolidation opinion reasonably acceptable to Lender and acceptable to the Rating Agencies and (vi) following such transfer (x) Beacon Entity owns directly or indirectly twenty five percent (25%) or more of the interests in Borrower and directly or indirectly controls Borrower or (y) Permitted Transferees own in the aggregate directly or indirectly fifty-one percent (51%) or more of the interests in Borrower and directly or indirectly controls Borrower, provided Mezzanine Lender, if any, approves such Permitted Transferee in accordance with and to the extent required by the Mezzanine Loan Agreement, or (z) another Person (A) which Lender has approved (such approval not to be unreasonably withheld, conditioned or delayed), and if any Securities are outstanding, with respect to which Lender has received a Rating Agency Confirmation; and which Mezzanine Lender, if any, has approved in accordance with and to the extent required by the Mezzanine Loan Agreement, and (B) owns in the aggregate directly or indirectly fifty-one percent (51%) or more of the interests in Borrower and directly or indirectly controls Borrower. For purposes of this Section 8.2, “control” shall mean the ability to control the day to day and general management decisions regarding the Property. In the event that any such conveyance or transfer of any direct or indirect interests in Borrower results in the then current Guarantor and its Affiliates owning directly or indirectly no legal or beneficial interests in Borrower, then the current Guarantor shall be released from and relieved of any of its obligations under the (x) the Guaranty arising or occurring after the date of such conveyance or transfer (other than for any acts or events which were caused by or arise out of any acts, events or omissions of Guarantor, Borrower or its Affiliates occurring prior to such conveyance) and (y) the Environmental Indemnity (other than for any claims against such Guarantor existing on the date of such conveyance or transfer) provided that, and as a condition to such release, (1) Borrower delivers to Lender a Rating Agency Confirmation with respect to such replacement Guarantor, (2) an Affiliate of the transferee of the Property approved by the Lender (in its reasonable discretion) assumes the obligations of the current Guarantor under the Guaranty (as to any acts or events which occur after the conveyance or transfer) and the Environmental Indemnity (as to any liability thereunder other than for any claims against the previous Guarantor existing on the date of such conveyance or transfer) and (3) if applicable but subject to the provisions in subsection (2) above, such new Guarantor executes, without any cost or expense to Lender, a substitution agreement or a new Guaranty or a new Environmental Indemnity in substantially the same form as the Guaranty and Environmental Indemnity executed as of the date hereof.

(b)           Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, there shall be no limit on the ability of the direct or indirect owners of Borrower (including, without limitation, the direct and indirect owners of Beacon Entity) to Transfer (including, without limitation, pledge) their direct or indirect interests in Borrower (including, without limitation, direct or indirect interests in Beacon Entity) without the consent of or notice to Lender, the Rating Agencies or any other Person provided that if, after giving effect to such pledge or transfer and all prior pledges or transfers, more than forty nine percent (49%) in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than a forty nine percent (49%) direct or indirect interest in Borrower as of the Closing Date, Lender shall receive a non-consolidation opinion acceptable to the Rating Agencies (or if no Securities are outstanding at the time, acceptable to Lender in its reasonable discretion); provided, further, however, that the following entities may not pledge their direct or indirect interests in Borrower except in connection with a Mezzanine Loan: BCSP IV Illinois Properties Business Trust, BCSP IV U.S. Investments, L.P., BCSP REIT IV, Inc., and Beacon Entity.

IX.                                SALE AND SECURITIZATION OF MORTGAGE

Section 9.1            Sale of Mortgage and Securitization.

(a)           Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization (the transactions referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization.”  Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).

(b)           If requested by Lender, for so long as the Loan is outstanding, Borrower shall in connection with any Secondary Market Transaction:

(i)            (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager, (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii)           provide opinions of counsel, which may be relied upon by Lender and the Rating Agencies, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

(iii)          provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require and consistent with the facts covered by the representations and warranties contained in this Agreement; and

(iv)          execute amendments to the Loan Documents and Borrower’s organizational documents reasonably requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, (B) modify or amend any other material economic term of the Loan or (C) otherwise materially increase the obligations or decrease the rights of Borrower under the Loan Documents.

Notwithstanding the foregoing, Lender shall (unless Borrower shall otherwise be required to deliver any of the foregoing under another provision of this Agreement at its cost and expense) (x) pay the costs and expenses incurred by Lender with respect to the issuance of any Securities and any other costs and expenses incurred by Lender in connection with a Securitization and (y) reimburse Borrower for all reasonable third party fees (including the reasonable fees and disbursements of Borrower’s attorneys) actually incurred by Borrower in connection with Borrower’s cooperation with Lender pursuant to this Section 9.1(b).

(c)           If requested by Lender, Borrower shall provide Lender with the following financial statements:

(i)            If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Property collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (x) the selected financial data relating to Borrower or the Property or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (y) the financial statements relating to Borrower or the Property required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than forty (40) days after the end of each fiscal quarter of Borrower and (C) not later than eighty-five (85) days after the end of each

Fiscal Year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrower shall use commercially reasonable efforts to obtain and deliver to Lender financial data and/or financial statements for any tenant of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of Affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

(ii)           All financial data and financial statements provided by Borrower hereunder pursuant to this Section 9.1(c) shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in Section 9.1(c)(i)(y) above shall be audited by independent accountants of Borrower reasonably acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance reasonably acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and, if available to Borrower on a commercially reasonable basis, to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial data and financial statements (i.e., unaudited) provided by Borrower pursuant to this Section 9.1(c) shall be accompanied by an Officer’s Certificate stating the financial information attached thereto is true, accurate and complete in all material respects, but with no obligation to certify as to compliance with Regulation AB.

(iii)          If requested by Lender in connection with a securitization, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine in good faith to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender to meet disclosure or rating agency requirements.

(iv)          In the event Lender determines in good faith, in connection with a Securitization, that the financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 9.1(c)(ii) hereof, Lender may request, and Borrower shall promptly provide, such other financial data and financial statements as Lender determines in good faith to be necessary or appropriate for such compliance.

(v)           Any reports, statements or other information required to be delivered pursuant to this Section 9.1(c) shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 9.1(c)(v) in connection with the Securitization to such parties requesting such information in connection with such Securitization.

Lender shall (unless Borrower shall otherwise be required to deliver any of the foregoing under another provision of this Agreement at its cost and expense) reimburse Borrower for all reasonable third party fees (including the reasonable fees and disbursements of Borrower’s attorneys) actually incurred by Borrower in connection with Borrower’s delivery of financial statements and other materials requested by Lender pursuant to this Section 9.1(c).

Section 9.2            Securitization Indemnification.

(a)           Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

(b)           Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined the sections of the Disclosure Documents delivered by Lender to Borrower relating solely to Borrower, Borrower Affiliates, the Property, and the Manager (the “Specified Sections”), and that such Specified Sections do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading or specifying such untrue statement (it being agreed that Borrower shall not be required to review any other sections of the Disclosure Document other than the Specified Sections), (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lehman Brothers Inc. (“Lehman Brothers”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lehman Brothers Group”), Lehman Brothers, any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lehman Brothers or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lehman Brothers Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Specified Sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such Specified Sections, in light of the circumstances under which they were made, not misleading (it being agreed that Borrower shall not be responsible for any losses which would not have been suffered if Lender had corrected any statements contained in the Specified Sections identified by Borrower in writing to have been untrue or misleading) and (C) agreeing to reimburse Lender, the Lehman Brothers Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Brothers Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender in its capacity as “lender” hereunder by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property and provided further, however, that with respect to statements made in such Specified Sections that are based upon information provided by third parties, Borrower will be liable only if Borrower knew that such information was false or omitted to state a material fact known to Borrower and necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c)           In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Lehman Brothers Group and the Underwriter Group for Liabilities to which Lender, the Lehman Brothers Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Specified Sections a material fact required to be stated in the Specified Sections in order to make the statements in the Specified Sections, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lehman Brothers Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Brothers Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d)           Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e)           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)            The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

X.                                    DEFAULTS

Section 10.1         Event of Default.

(a)           Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)            if (A) any monthly installment of interest due under the Note or the payment due on the Maturity Date is not paid when due or (B) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(ii)           if any of the Taxes or Other Charges are not paid when due (other than Taxes and Other Charges for which funds have been deposited with Lender pursuant to Article VI and the release of which Borrower is not contesting);

(iii)          if the Policies are not kept in full force and effect (other than as a result of failure to pay the Insurance Premiums for which funds have been deposited with Lender pursuant to Article VI);

(iv)                              subject to Section 4.2.2, if Borrower breaches or permits or suffers a breach of Article 6 of the Mortgage;

(v)                                 if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender by or on behalf of Borrower shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi)                              if Borrower, any SPC Party or Guarantor shall make an assignment for the benefit of creditors;

(vii)                           if a receiver, liquidator or trustee shall be appointed for Borrower, any SPC Party or Guarantor or if Borrower, any SPC Party or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any SPC Party or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any SPC Party or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, and SPC Party or Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)                        if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)                                if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(x)                                   if Borrower breaches any representation, warranty or covenant contained in Section 3.1.24 hereof in any material respect;

(xi)                                if Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 4.1.1;

(xii)                             if there shall be default under any of the Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower or the Property;

(xiii)                          Intentionally Omitted.

(xiv)                         if Borrower or any Affiliate shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days plus time permitted for Excusable Delays; or

(xv)                            if any other such event shall occur or condition shall exist, if the effect of such event or condition under any Loan Document is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b)                                 Upon the occurrence of an Event of Default (other than an Event of Default described in clause (vi), (vii) or (viii) above) and at any time thereafter during the continuance of an Event of Default Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clause (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2                            Remedies.

(a)                                  Upon the occurrence and during the existence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)                                 During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(c)                                  During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)                                 Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Debt and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3                            Right to Cure Defaults. Upon the occurrence and during the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

Section 10.4                            Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

XI.                                MISCELLANEOUS

Section 11.1                            Successors and Assigns. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2                            Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.

Section 11.3                            Governing Law.

(A)                               THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK,

WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B)                               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

GOULSTON & STORRS, PC
750 THIRD AVENUE, 22ND FLOOR
NEW YORK, NEW YORK 10017

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED

OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4                            Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5                            Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6                            Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lehman:	Lehman Brothers Bank FSB
1000 West Street, Suite 200
Wilmington, Delaware 19801
Attention: Charles Manna
Facsimile No. (646) 758-4071

with a copy to:	Lehman Brothers Holdings Inc.
399 Park Avenue, 8th Floor
Commercial Mortgage Surveillance Group
New York, New York 10022
Attention: Charles Manna
Facsimile No. (646) 758-4071

with a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Fredric L. Altschuler, Esq.
Facsimile No. (212) 504-6666

If to Borrower:	c/o Beacon Capital Partners, LLC
One Federal Street, 26th Floor
Boston, Massachusetts 02110
Attention: General Counsel
Facsimile No. (617) 457-0499

with a copy to:	Goulston & Storrs
400 Atlantic Avenue
Boston, Massachusetts 02110-3333
Attention: Robert J. Mack, Esq.
Facsimile No. (617) 574-6595

Section 11.7                            Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8                            Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9                            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10                     Preferences. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11                     Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12                     Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13                     Expenses; Indemnity.

(a)                                  Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date but not for periodic normal site visits and only for out-of-pocket costs; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid to Lender pursuant to the Cash Management Agreement.

(b)                                 Borrower shall indemnify, defend and hold harmless Lender and its officers, directors, agents, employees (and the successors and assigns of the foregoing) (the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages (excluding consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender Indemnitees in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.

Section 11.14                     Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15                     Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16                     No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)                                  Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)                                 This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and Borrower and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17                     Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of their Affiliates shall be subject to the prior approval of Lender.

Section 11.18                     Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19                     Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20                     Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21                     Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22                     Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to commence any appropriate action or proceeding in order to fully realize on any security given by Borrower in connection with the Loan or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against such security; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage (excluding consequential damages), cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(a)                                  fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

(b)                                 the willful misconduct of Borrower;

(c)                                  the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(d)                                 the removal or disposal of any portion of the Property after an Event of Default;

(e)                                  the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Rents during the existence of an Event of Default;

(f)                                    failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property;

(g)                                 any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(h)                                 Borrower’s indemnification of Lender set forth in Section 9.2 hereof;

(i)                                     the Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(j)                                     an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower filing, or joining in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or the soliciting, or causing to be solicited, petitioning creditors for any involuntary petition against Borrower from any Person;

(k)                                  Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting, or causing to be solicited, petitioning creditors for any involuntary petition from any Person;

(l)                                     any Affiliate of Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property;

(m)                               Borrower making an assignment for the benefit of creditors, or admitting in writing or in any legal proceeding its insolvency or inability to pay its debts as they become due;

(n)                                 failure to obtain Lender’s prior consent to any subordinate financing or other voluntary Lien encumbering the Property, except to the extent expressly permitted herein; and

(o)                                 failure to obtain Lender’s prior consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Mortgage or this Agreement.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

Section 11.23                     Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the term sheet dated January 6, 2006 between Borrower and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24                     Servicer.

(a)                                  At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement nor for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. Servicer shall, however, be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

(b)                                 Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

(c)                                  Provided Borrower shall have been given notice of Servicer’s address by Lender, Borrower shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower may or shall be required to deliver to Lender pursuant to this Agreement, the

Note and the other Loan Documents (and no delivery of such notices or other instruments by Borrower shall be of any force or effect unless delivered to Lender and Servicer as provided above).

Section 11.25                     Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 11.26                     Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including, without limitation, the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 11.27                     Assignments and Participations.

(a)                                  The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement.

(b)                                 Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, the assignee thereunder shall be a party hereto and have the rights and obligations of Lender hereunder.

(c)                                  Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (i) Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Loan Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

(d)                                 Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of Borrower or any of its Affiliates.

Section 11.28                     Security Interest in Parking Lease. If and to the extent permitted under the Parking Lease, Borrower hereby grants to Lender, to secure its obligations under the Loan Documents, a security interest in the Parking Lease. In the event that it is determined that the foregoing grant of security interest is not permitted by the Parking Lease, then the foregoing grant shall be null and void ab initio and of no force or effect whatsoever, all as if the same was never granted. The representations and warranties set forth in Sections 3.1.3 and 3.1.7 hereof exclude the Parking Lease.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

200 South Wacker Property LLC,
a Delaware limited liability company

By:	BCSP IV Illinois Manager LLC
a Delaware limited liability company
its Manager

By:	BCSP IV U.S. Investments, L.P., a Delaware limited partnership, its sole Member

By:	BCSP REIT IV, Inc., a Maryland corporation, its General Partner

By:
Nancy J. Broderick
Managing Director

LENDER:

LEHMAN BROTHERS BANK FSB,
a federal stock saving bank

By:
Name:
Title:

SCHEDULE I

RENT ROLL

SCHEDULE II

[RESERVED]

SCHEDULE III

ORGANIZATIONAL CHART

SCHEDULE IV

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:

Location:

Section:
Block:
Lot:
County:

PREPARED BY AND UPON
RECORDATION RETURN TO:

Messrs. Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Frederic L. Altschuler, Esq.

File No.:
Title No.:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the          day of                       , 20   by and between [LENDER], having an address at [LENDER’S ADDRESS] (“Lender”), and                                                                 , having an address at                                                                             (“Tenant”).

RECITALS:

A.                                   Lender has made a loan in the approximate amount of $            to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated                             , 20  , between Lender and Landlord (the “Loan Agreement”). The Loan is evidenced by a certain Promissory Note dated                       , 20  , given by Landlord to Lender (the “Note”) and secured by a certain [Mortgage][Deed of Trust] and Security Agreement dated                       , 20  , given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B.                                     Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated                                       ,        between                                   , as landlord (“Landlord”) and Tenant, as tenant (the “Lease”); and

C.                                     Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.                                       Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2.                                       Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note, the Mortgage and the Loan Agreement shall be made subject to all rights of Tenant under the Lease,

1

provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights the Lease shall be in full force and effect and Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods.

3.                                       Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, provided, however, that the provisions of the Mortgage and the Loan Agreement shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, [(i) bound by any agreement amending, modifying or terminating the Lease made without the Lender’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest — INSERT THIS PROVISION ONLY IF THE CONSENT OF LENDER IS REQUIRED UNDER THE LOAN DOCUMENTS] or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.

4.                                       Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default beyond any applicable notice and cure period under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of

2

the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5.                                       Lender’s Consent. Tenant shall not, without obtaining the prior written consent of Lender, [(a) enter into any agreement amending, modifying or terminating the Lease INSERT THIS PROVISION ONLY IF THE CONSENT OF LENDER IS REQUIRED UNDER THE LOAN DOCUMENTS], (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, [(c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof - INSERT THIS PROVISION ONLY IF THE CONSENT OF LENDER IS REQUIRED UNDER THE LOAN DOCUMENTS], or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender’s prior consent, shall not be binding upon Lender.

6.                                       Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7.                                       Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

Attention:
Facsimile No.

If to Lender:	[Lender’s Notice]

3

With a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Frederic L. Altschuler, Esq.
Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8.                                       Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9.                                       Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10.                                 No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11.                                 Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12.                                 Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13.                                 Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

4

14.                                 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15.                                 Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16.                                 Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, reasonably require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17.                                 Limitations on Lender’s Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord”) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

5

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

[Lender]

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

The undersigned accepts and agrees to
the provisions of Section 4 hereof:

LANDLORD:

, a

By:
Name:
Title:

ACKNOWLEDGMENTS

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

EXHIBIT A

LEGAL DESCRIPTION

SCHEDULE V

[RESERVED]

SCHEDULE VI

UNFUNDED TENANT ALLOWANCES

Tenant	Leased Premises (Sq.Ft.)	Type of Expenditure	Unfunded Tenant Allowance

The University of Illinois	22,048	HVAC Allowance	$224,889.60
			$(10.20/sq.ft.	)

The University of Illinois	19,282	Tenant Improvements	$166,210.84
			$(8.62/sq.ft.	)

The University of Illinois	22,048	Tenant Improvements	$187,408.00
			$(8.50/sq.ft.	)

SCHEDULE VII

PHYSICAL CONDITION REPORT

SUBJECT OF REPORT	NAME OF PROVIDER	DATE OF REPORT
200 S. Wacker Drive Chicago, Illinois	EBI Consulting	January 25, 2006